CONSENT TO ASSIGNMENT

      This Consent is given by International Tactical Training Center, Inc. ("Sublandlord") to AeroGroup, Inc. ("Subtenant") and Tactical Air Defense Services, Inc. (the "Assignee") this 15th day of December, 2006.

                                    RECITALS

      WHEREAS, Sublandlord is the tenant in a lease with Grayson County Airport dated May 5, 2006 (the "Master Ground Lease") covering 36,598 sq. ft. of land at the Grayson County Airport (the "Leased Land");

      WHEREAS, Sublandlord is also the tenant in a lease with the Grayson County Airport dated April 15, 2006 (the "Master Office Lease" and together with the Maser Ground Lease, the "Master Leases") covering 15,397 square feet of space in a building known as Building No. 110 and adjacent land located at 5501 Airport Drive, Denison, Texas (the "Office Space" and together with the Leased Land, the "Premises");

      WHEREAS, Sublandlord has sublet the Premises to Subtenant pursuant to a sublease dated May 8, 2006 (the "Sublease");

      WHEREAS, Subtenant desires to assign the sublease to the Assignee and the Assignee wishes to assume the Sublease; and

      WHEREAS, the terms of the Sublease require the consent of the Sublandlord for the assignment of the sublease to the Assignee and the Sublandlord has agreed to grant such consent.

      NOW, THEREFORE, the Sublandlord consents as follows:

            1. Sublandlord hereby consents to the assignment of the Sublease, which assignment shall be in substantially the form of attached hereto as Exhibit A (the "Assignment").

            2. Sublandlord hereby releases the Subtenant from all liability arising from or relating to the Sublease which is based upon facts and circumstances first arising after the effective date of the Assignment. Sublandlord agrees it shall look solely to the Assignee for any damages, losses, liabilities, obligations, costs and expenses ("Losses") arising pursuant to the Sublease based upon facts and circumstances first arising after the effective date of the Assignment, including without limitation, Losses arising from all actions, suits, proceedings, demands, assessments, judgments, settlements and compromises relating thereto.

            3. Sublandlord's consent hereunder to the Assignment shall not constitute a waiver of Sublandlord's right to consent to any further assignment of the Sublease.

            4. To Sublandlord's knowledge, as of the date hereof Subtenant is not in default nor is there any state of facts, which with the passage of time could ripen into default in the performance of Sublandlord's obligations under the Sublease.

            5. As of the date hereof, Sublandlord is not in default nor is there any state of facts, which with the passage of time could ripen into default in the performance of Sublandlord's obligations under the Master Leases.

            6. To the Sublandlord's knowledge, as of the date hereof, the Master Landlords are not in default nor is there any state of facts, which with the passage of time could ripen into default in the performance of the Master Landlords' respective obligations under each of the Master Leases.

            7. This Consent is given to Subtenant in connection with a proposed assignment of Subtenant's interest in the Sublease to Assignee, with the understanding that Assignee will rely hereon in connection with such transaction.

            8. The person or persons executing this Consent are authorized by the respective party to do so and the execution hereof is the binding act of the Sublandlord and Subtenant.

            9. This Consent may be executed in several counterparts, and/or by execution of counterpart signature pages which may be attached to one or more counterparts, and all counterparts so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all of the parties are not signatory to the original or to the same counterpart.

      In witness whereof the parties set their hands and seals the day and year first above written.

SUBLANDLORD:                                   SUBTENANT:
International Tactical Training Center, Inc.   AeroGroup, Inc.


By:                                            By:
    ----------------------------------------       -----------------------------
Name:                                          Name:
Title:                                         Title:

                                    EXHIBIT A

                      ASSIGNMENT AND ASSUMPTION OF SUBLEASE

      THIS ASSIGNMENT AND ASSUMPTION of sublease is entered into between AeroGroup, Inc. ("Assignor") and Tactical Air Defense Services, Inc. (the "Assignee") this 15th day of December, 2006.

      WHEREAS, Assignor is the subtenant in a sublease dated May 8, 2006 (the "Sublease") covering 36,598 sq. ft. of land at the Grayson County Airport and 15,397 square feet of space in a building known as Building No. 110 and adjacent land located at 5501 Airport Drive, Denison, Texas; and

      WHEREAS, Assignor wishes to assign and Assignee wishes to assume the Sublease.

      NOW THEREFORE, in consideration of one and more dollars and other good and valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows:

      1. Assignor hereby transfers, assigns and conveys to Assignor the subleasehold estate created by the sublease, together with all of the right, title and interest of Assignor in, to and under the Sublease.

      2. Assignee assumes and agrees to be bound by and perform all covenants, conditions, obligations and duties of Assignor under the Sublease, arising from and after the effective date of this Sublease Assignment and Assumption Agreement.

      3. This Assignment and Assumption Agreement may be executed in several counterparts, and/or by execution of counterpart signature pages which may be attached to one or more counterparts, and all counterparts so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all of the parties are not signatory to the original or to the same counterpart.

      IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this sublease Assignment as of the date first above written.

ASSIGNOR:                                    ASSIGNEE:
AeroGroup, Inc.                              Tactical Air Defense Services, Inc.


By:                                          By:
    --------------------------------------       -------------------------------
Name:                                        Name:
Title:                                       Title:

                          BUILDING SUB LEASE AGREEMENT

BETWEEN:

                  International Tactical Training Center, Inc.
                               5001 Airport Drive
                             Grayson County Airport
                              Denison, Texas 75020
                                Tel: 903-786-5300

-AND-

                                 Aerogroup, Inc.
                               5001 Airport Drive
                             Grayson County Airport
                              Denison, Texas 75020
                                Tel: 903-786-5300

This Sub Lease Agreement (the "Agreement") is entered into and effective the 8th day of May 2006, between INTERNATIONAL TACTICAL TRAINING CENTER (the "Sub Lessor) and AEROGROUP INCORPORATED (the "Lessee"), who covenant and agree as follows:

WHEREAS, Sub Lessor entered into a Ground Lease Agreement with Grayson County Airport dated May 5th, 2006 with respect to approximately 36,598 square feet of land located on Grayson County Airport

WHEREAS, Sub Lessor entered into a Building Lease Agreement with Grayson County dated May 5th, 2006 with respect to approximately 15,397 square feet of space in Building 110, and adjacent land located on Grayson County Airport

NOW THEREFORE, in accordance with the terms, consideration and privileges listed herein, Sub Lessor and Lessee covenant and agree as follows.

SUB LEASED BUILDINGS:

Sub Lessor does hereby sub lease to Lessee, approximately 36,598 square feet of land located on Grayson County Airport as evidenced in the original Ground Lease Agreement between Grayson County Airport. and International Tactical Training Center. Lessee hereby leases the Leased Premises from the Sub Lessor subject to the same terms, covenants and conditions as disclosed in the original Ground Lease Agreement.

Sub Lessor does hereby sub lease to Lessee, approximately 15,397 square feet of space in Building 110, and adjacent land located on Grayson County Airport as evidenced in the original Building Lease Agreement between Grayson Flying Service, Inc. and International Tactical Training Center. Lessee does hereby agree to assume all terms, considerations and privileges listed in said Building Lease Agreement.

Lessee has inspected the Leased Premises and accepts it in its present (as-is) condition unless expressly noted otherwise in this Lease.

Sub Lessor shall deliver possession of the Leased Premises to Lessee as of the effective date hereof.

Lessee shall be responsible for maintenance and insurance of the Leased Premises upon delivery of possession to Lessee.

                                Table of Contents

Standard Lease Provisions...................................................   3
  1.  Definitions ..........................................................   3
        Adjustment Month ...................................................   3
        Base Month .........................................................   3
        Building ...........................................................   3
        CPI ................................................................   3
        Common Areas .......................................................   3
        Common Expenses ....................................................   3
        Electricity Expenses ...............................................   3
        Environmental Laws .................................................   3
        Environmental Violation ............................................   3
        Hazardous Substance ................................................   3
        Landlord's Expenses Incurred In Operating and Maintaining
          The Property......................................................   3
        Landlord's Insurance Expenses ......................................   4
        Lease ..............................................................   4
        Lease Year .........................................................   4
        Leased Premises ....................................................   4
        Notices ............................................................   4
        Property ...........................................................   4
        Provisions Of This Lease ...........................................   4
        Real Estate Taxes ..................................................   4
        Tenant's Proportionate Share .......................................   4
  2.  Rent .................................................................   4
      a. Basic Annual Rent .................................................   4
      b. Additional Rent ...................................................   5
  3.  Security Deposit .....................................................   6
  4.  Notices ..............................................................   6
  5.  Alterations by Tenant ................................................   6
  6.  Permitted Uses .......................................................   6
  7.  Term of this Lease ...................................................   6

  8.  Landlord's obligation to repair .....................................   6
  9.  Interruption of Services ............................................   7
  10. Sales or Lease Tax ..................................................   7
  11. Utilities ...........................................................   7
  12. Failure to Deliver Possession .......................................   7
  13. Environmental Matters ...............................................   7
      a. No Environmental Violations ......................................   7
      b. Tenant's Obligations / Financial Assurances ......................   7
      c. Compliance With All Laws .........................................   8
      d. Notice to Landlord ...............................................   8
      e. Survival .........................................................   8
  14. Assignment / Subletting .............................................   8
  15. Tenant's obligation to repair .......................................   8
  16. Tenant's obligation to maintain insurance ...........................   8
      a. Public Liability .................................................   8
      b. Worker's Compensation ............................................   9
      c. Casualty .........................................................   9
      d. Other ............................................................   9
  17. Increased Hazards ...................................................   9
  18. Liens ...............................................................   9
      a. No Liens .........................................................   9
      b. Interests of Landlord are not subject to Liens ...................   9
      c. Liens On Property Of Tenant ......................................   9
  19. Non-liability of Landlord ...........................................   9
      a. Present Landlord Only ............................................   9
      b. Successors and Assigns ...........................................   9
      c. Limitations on Liability .........................................   9
  20. Limitation on recovery against Landlord .............................  10
  21. Landlord's right to Assign, etc. ....................................  10
  22. Indemnification .....................................................  10
  23. Subordination .......................................................  10
  24. Right of Landlord to perform for Tenant .............................  10
  25. Right of Entry ......................................................  10
  26. Surrender of Leased Premises ........................................  11
  27. Signs ...............................................................  11
  28. Continuous Operation of Business ....................................  11
  29. Compliance with all laws, etc. ......................................  11
  30. Compliance with ADA .................................................  11
  31. Changes by Landlord .................................................  11
  32. Damage to the Property ..............................................  12
  33. Condemnation and Eminent Domain .....................................  12
      a. Taking ...........................................................  12
      b. Damages ..........................................................  12
  34. Defaults ............................................................  12
      a. Failure to Pay ...................................................  12
      b. Failure to Perform ...............................................  12

      c. Failure to Adhere to Prohibition .................................  12
      d. Execution, etc. ..................................................  12
      e. Desertion ........................................................  12
      f. Succession .......................................................  12
      g. Trustee ..........................................................  12
      h. Encumbrance ......................................................  12
  35. Landlord's Remedies in Case of Default ..............................  12
      a. All Rights and Remedies Available ................................  12
      b. Take Possession ..................................................  12
      c. Relet ............................................................  13
      d. Recovery .........................................................  13
      e. Separate Suits ...................................................  13
      f. Landlord's Option ................................................  13
  36. Additional Remedy of Landlord .......................................  13
  37. Landlord's right to injunctive and other relief .....................  13
  38. Late payment charge .................................................  14
  39. Interest on unpaid amounts ..........................................  14
  40. Cure Period .........................................................  14
      a. Monetary defaults ................................................  14
      b. Non-monetary defaults ............................................  14
  41. Miscellaneous .......................................................  14
      a. Rules and Regulations ............................................  14
      b. All defaults are material and significant ........................  14
      c. Non-Waiver .......................................................  14
      d. Attorney's Fees ..................................................  14
      e. Severability .....................................................  14
      f. Entire Agreement .................................................  14
      g. Captions .........................................................  14
      h. Recording ........................................................  14
      i. Brokers ..........................................................  14
      j. Corporate Authority ..............................................  15
      k. Estoppel Certificate .............................................  15
      l. Accord and Satisfaction ..........................................  15
      m. Successors .......................................................  15
      n. Law ..............................................................  15
      o. Radon Gas Notification ...........................................  15

                                COMMERCIAL LEASE
                            Standard Lease Provisions

1. Definitions: Some of the words used in this Lease have the meanings set forth below.

      a. Adjustment Month: For each Lease Year after the first Lease Year, the "Adjustment Month" is the ninth calendar month of the then preceding Lease Year.

      b. Base Month: "Base Month" is the calendar month that is three months prior to the month in which the Commencement Date of this Lease falls.

      c. Building: "Building" is the structure within which the Leased Premises is located, together with the real estate on which the structure is located and all other improvements and appurtenances thereto from time to time designated by Landlord as being a part of the Building, including but not limited to any landscaping, sidewalks, drives, common areas, parking areas, walkways, hallways, elevators, stairways, lobbies, and utility rooms.

      d. CPI: "CPI" means the Consumer Price Indexes for all Urban Consumers and Urban Wage Earners and Clerical Workers, U.S. City Average (1967 = 100) using the table entitled, "All Urban Consumers," issued by the U.S. Department of Labor, Bureau of Labor Statistics, commonly referred to as Consumer Price Index. If the publication of the CPI is discontinued or its format changed, the Landlord shall select a regularly published index which in the Landlord's reasonable judgment most closely parallels the CPI, and such index shall then be used in place of the CPI.

      e. Common Areas: "Common Areas" ate those portions of the Building designated by Landlord for the Tenant's use in common with others.

      f. Common Expenses: "Common Expenses" means the total of all Real Estate Taxes, Landlord's Expenses Incurred in Operating and Maintaining the Property, Landlord's Insurance Expenses, Electricity Expenses, and all other expenses so designated in this Lease.

      g. Electricity Expenses: "Electricity Expenses" means the total charge for all electricity supplied to the Property for all purposes, including but not limited to the usage thereof by other tenants and other users of the Property, the usage for heating, cooling and lighting, and the usage thereof for all services provided on the Property.

      h. Environmental Laws: "Environmental Laws" shall mean all federal, state and local laws, regulations, or ordinances, now or hereafter existing (1) which govern or otherwise relate to the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of any Hazardous Substance, or (2) which deal with protection of the health of any living person or thing or the protection of any part of the environment.

      i. Environmental Violation: "Environmental Violation" shall mean (a) any direct or indirect discharge, disposal, spillage, emission, escape, pumping, pouring, injection, leaching, release, seepage or filtration of any Hazardous Substance at, above, upon, under or within the Property, or from the Property to real estate contiguous thereto, in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law, (b) any deposit, storage, dumping, placement or use of any Hazardous Substance at, above, upon, under or within the Property or any real estate contiguous thereto in violation of any Environmental Law, (c) the abandonment or discarding of any barrels, containers or other receptacles containing and Hazardous Substances in violation of any Environmental Laws, either at, above, upon, under or within the Property or at any offsite location by Tenant or any subtenant or occupant of the Leased Premises or anyone acting by, through or under Tenant's direction or control, (d) any activity which is reasonably likely to result in any liability, cost or expense to Tenant or Landlord or any other owner or occupier of the Leased Premises, or which might result in the creation of a lien on the Leased Premises under any Environmental Law and (e) any other material violation of, or noncompliance with, any Environmental Law.

      j. Hazardous Substance: "Hazardous Substance" shall mean (a) any flammable substances, explosives, radioactive material, hazardous material, hazardous wastes, toxic substances, pollutants, contaminants or any related materials or substances specified in any of the Environmental Laws (including any "hazardous substances" as defined in CERCLA), (b) asbestos, radon, and polychlorinated biphenyls, (c) urea formaldehyde, and (d) any chemical, compound, substance or thing which can, may, or does, pose harm or the threat of harm to any living person or thing or any part of the environment.

      k. Landlord's Expenses Incurred In Operating and Maintaining The Property:
"Landlord's Expenses Incurred in Operating and Maintaining the Property" means all costs and expenses incurred by the Landlord in operating, maintaining, improving, cleaning, refurbishing, painting, and repairing (collectively "maintaining") each and every part of the Property, including but not limited to the following: management fees, book-keeping charges, gardening and landscaping maintenance, water, sewer service charge, electricity and other utilities, parking area maintenance and repairs (including re-striping, cleaning, sweeping and re-surfacing), lighting, sanitary control, pest control, office cleaning, work on the roof, removal of trash, rubbish, garbage and other refuse, rental for or depreciation on machinery and equipment used in maintaining the Property, all taxes and worker's compensation insurance imposed or paid upon all money paid to any person(s) for maintaining the Property, operation of loudspeaker and music system(s), and the cost of all materials and personnel necessary to do the maintaining set forth above and to police and control traffic, supply security services, fire protection or prevention equipment, and capital improvements which reduce or are intended to reduce other expenses or which improve or which are intended to improve the quality or quantity of the services provided to the Property.

      l. Landlord's Insurance Expenses: "Landlord's Insurance Expenses" means all amounts paid by Landlord for all insurance covering or related to the Property, including but not limited to insurance for public general liability, fire, casualty, vandalism, damage from forces of nature, and theft, and all costs incurred by Landlord in obtaining such insurance.

      m. Lease: "Lease" means both the Specific Lease Provisions and the Standard Lease Provisions. All portions of the Lease are complimentary, and what is required by one part of the Lease shall be as binding as if required by all parts of the Lease.

      n. Lease Year: The first Lease Year begins on the first day of the calendar month in which the Commencement Date falls, and ends on the last day of the eleventh calendar month thereafter. Each Lease Year after the first Lease Year begins on the first day of the first calendar month following the preceding Lease Year, and ends on the last day of the eleventh calendar month thereafter.

      o. Leased Premises: "Leased Premises" is that portion or portions of the Building as generally defined above. The Leased Premises has the number of Rentable Square Feet as set forth in the Specific Lease Provisions. The number of Rentable Square Feet is stated solely for calculation purposes under the Lease, and does not constitute a representation of the actual number of square feet of space in the Leased Premises. The Landlord makes no representation or warranty as to the actual measurements or dimensions of the Leased Premises.
Property: "Property" includes both the Leased Premises and the Building.

      p. Provisions of This Lease: "Provisions Of This Lease" means all terms, conditions, statements, requirements, contingencies, provisos, obligations, rights and liabilities set forth in this Lease.

      q. Real Estate Taxes: "Real Estate Taxes" means all real estate taxes, assessments and levies and all other governmental levies and charges of every kind whatsoever which arise in connection with the ownership, use, occupancy or possession of the Property or any part thereof, including interest on installment payments and all costs and fees (including reasonable attorney's fees) incurred by Landlord in contesting or negotiating with public authorities with respect to the same. If at any time during the term of this Lease the methods and/or bases of taxation prevailing at the Commencement Date shall be altered so that in addition to, or in lieu of or as a substitute for the whole or any part of the taxes now levied, assessed or imposed on the Property there shall be a different basis or method of computation, then "Real Estate Taxes" shall include such additional or other methods or bases.

      r. Tenant's Proportionate Share: "Tenants Proportionate Share" is that part of the Common Expenses which the Tenant is responsible to pay for as Additional Rent. The Tenant's Proportionate Share is determined by multiplying the Common Expenses by a fraction: the numerator of which is the number of Rentable Square Feet of the Leased Premises; and the denominator of which is the number of Rentable Square Feet in the Building.

2. Rent: All payments of Basic Annual Rent and Additional Rent shall be made in lawful currency of the United States of America to the Landlord at the Landlord's address, or at such other place(s) stated in writing by the Landlord, and all payments shall be made in advance and not in arrears. If the Commencement Date falls on a day other than the first day of a calendar month, then the Monthly Installment of Basic Annual Rent and the Monthly Installment of Additional Rent due for the first calendar month of the first Lease Year shall be pro-rated.

      a. Basic Annual Rent: Basic Annual Rent is determined on a Lease Year Basis. On the Commencement Date and on the first day of each and every calendar month during the term of this Lease, the Tenant shall pay to the Landlord a Monthly Installment of Basic Annual Rent for the then current Lease Year.

            i. During the first Lease Year: Each Monthly Installment of Basic Annual Rent during the first Lease Year is in the amount stated in the Specific Lease Provisions.(1)

            ii. After the first Lease Year:

                  (1) Computation: The Basic Annual Rent for each Lease Year after the first Lease Year is computed by multiplying the Basic Annual Rent for the first Lease Year by a fraction which has as its numerator the CPI for the Adjustment Month and as its denominator the CPI for the Base Month. The amount of each Monthly Installment of Basic Annual Rent in each Lease Year after the first Lease Year shall be computed by dividing the Basic Annual Rent for such Lease Year by twelve.(2)

                  (2) Minimum/Maximum: Notwithstanding any provision of this Lease which is or may appear to be the contrary, the Basic Annual Rent for any Lease Year after the first Lease Year shall not be less than 102% or greater than 108% of the Basic Annual Rent in the prior Lease Year.

                  (3) Confirmation Letter: Following the Commencement Date the Landlord shall send or deliver to the Tenant the letter attached hereto as Exhibit "A", with the blank lines filled in with the correct information. Within 5 days of receiving the letter, the Tenant shall confirm the information set forth therein by executing the letter and sending same back to the Landlord. In the event that the Tenant shall fail to timely execute and send the letter to the Landlord, the information contained in the letter presented to the Tenant shall be conclusively deemed to be accurate in all respects and shall constitute absolute evidence and proof of the matters set forth therein.

      b. Additional Rent: Together with the obligation to pay Basic Annual Rent, the Tenant is also obligated to pay Additional Rent during the term of the Lease. The failure to timely pay Additional Rent is a failure to timely pay rent under the provisions of all statutes and laws.

            i. Monthly Installment of Additional Rent: The Tenant is obligated to pay a Monthly Installment of Additional Rent on the Commencement Date and on the first day of every calendar month during the term of this Lease. The Monthly Installment of Additional Rent which the Tenant is obligated to pay is the Tenant's Proportionate Share.

                  (1) Initial Amount: Until it is changed by the Landlord, the amount of the Monthly Installment of Additional Rent is that which is set forth in the Specific Lease Provisions.

                  (2) Adjusted Amount: The Landlord shall periodically review its estimate of the Common Expenses. If the Landlord determines that its estimate requires adjustment, the Landlord shall send Notice thereof to the Tenant, and from and after the mailing or delivery of such Notice to the Tenant, the Tenant is obligated to pay each Monthly Installment of Additional Rent in the amount set forth in the Notice from the Landlord. The Landlord has the right to adjust (by increase or decrease) the amount of the Monthly Installment of Additional Rent as often as the Landlord reasonably determines is necessary, and the Tenant is required to pay each Monthly Installment of Additional Rent in the amount set forth in the then most recent Notice from the Landlord stating the amount of the Monthly Installment of Additional Rent.

                  (3) Reconciliation: During the term of this Lease each year the Landlord shall furnish the Tenant a statement which sets forth in reasonable detail the actual Common Expenses for the prior calendar year.

                        (a) Greater than actual: If the Tenant paid greater than the Tenant's Proportionate Share of the actual Common Expenses in the prior calendar year, the difference shall be refunded by Landlord, or applied by Landlord to amounts than due, or to become due, from the Tenant, at the option of the Landlord.

                        (b) Less than actual: If the tenant paid less than the Tenant's Proportionate Share of the actual Common Expenses in the prior calendar year, then the difference between what the Tenant paid and Tenant's Proportionate Share of the actual Common Expenses shall be due and payable to the Landlord as Additional Rent and shall be paid by the Tenant to the Landlord within 5 business days of demand.

            ii. Other Amounts Due under Lease: All amounts except Basic Annual Rent to be paid by Tenant under the Provisions Of This Lease are Additional Rent, and shall be paid by Tenant to Landlord within 5 business days of demand thereof.

            iii. Payments by Landlord: If Landlord pays any money which is the obligation of the Tenant according to the Provisions Of This Lease, or if the Landlord incurs any expense, including reasonable attorney's fees, in the enforcement of the Landlord's rights under this Lease or the performance of any obligations otherwise imposed upon the Tenant under the Provisions Of This Lease, then such money paid and such expense incurred is Additional Rent and shall be paid to Landlord by Tenant within 5 business days of demand .

            iv. Tenant's Excessive Use: If in the reasonable judgment of the Landlord the Tenant's use of electricity, production of trash or garbage, or other acts or omissions on the part of Tenant cause a disproportionate increase in the Common Expenses, it is the responsibility of the Tenant to pay the entire amount attributed to such increase in the Common Expenses as Additional Rent, and Tenant shall pay same to Landlord upon each demand within 5 business days of the demand.

3. Security Deposit: The Security Deposit shall be held by Landlord without interest thereon owing to Tenant, in a separate account or in any general property management account established by Landlord and may be commingled with other funds of the Landlord and other third parties. Each time the amount of the Security Deposit is diminished by Landlord's use, retention or application thereof, Tenant shall, within 3 days after Landlord's demand, deposit additional money with Landlord sufficient to restore the Security Deposit to its original amount. The obligations to make deposits to restore the Security Deposit are obligations to make payments of Additional Rent. Landlord may use, apply or retain the Security Deposit to the extent required for the payment of any sum as to which Tenant is in default or for any sum which Landlord may expend by reason of Tenant's default on any of the Provisions Of This Lease. If Tenant shall comply with all of the Provisions Of This Lease, the Security Deposit shall be returned to Tenant after the end term of this Lease and after the delivery of possession of the Leased Premises to Landlord. Landlord has the right to transfer the Security Deposit to any successor to Landlord's interest in the Lease, and upon such transfer Landlord is hereby released by Tenant from all liability for the return of such Security Deposit. The Landlord's rights to recovery against the Tenant is not limited to the amount of the Security Deposit.

4. Notices: All Notices shall be sent to Landlord at the Landlord's address as set forth in the Specific Lease Provisions, or to such other address as the Landlord shall inform the Tenant in writing. The Tenant shall also send a copy of each Notice to such persons or entities designated by the Landlord from time to time. Notice to the Tenant shall be sent to the Tenant's address as set forth in the Specific Lease Provisions. Each Notice shall be deemed to have been received 5 days after its deposit in to the United States Mail, certified return receipt requested. After the Commencement Date, Notice to the Tenant may be delivered to the Leased Premises, and is hereby deemed to have been received by the Tenant upon the date delivered whether or not the Tenant actually receives or is aware of the Notice.

5. Alterations by Tenant: Tenant shall not make any alterations or additions to the Property, or any part thereof, without written consent of Landlord, which consent may be withheld for any reason deemed acceptable to Landlord or which consent may be conditioned upon Tenant performing as required by Landlord, including the payment of any costs incurred by Landlord.

6. Permitted Uses: Tenant shall use the Leased Premises only for the Permitted Uses, and then only to the extent that all governmental entities having jurisdiction over the Property approve such uses. Landlord neither warrants nor represents that the Leased Premises can be used for the Permitted Uses. The Tenant conducted its own investigation and has determined by itself that the Leased Premises can be used for the Permitted Uses. Notwithstanding any other statements in this Lease to the contrary, in no event shall the Tenant use the Leased Premises, or suffer or permit the use of the Leased Premises, in any manner such that the Leased Premises will be or become a place of public accommodation under the terms of Title III of the ADA, 42 USC ss.1281, et. seq., or the rules and regulations issued thereunder. In its uses of the Property, the Tenant shall not disturb any person or entity by creation of excessive or unreasonable light, sound, vibration, smoke, fumes, odors, dust, or pollution of any kind.

7. Term of this Lease: The term of this Lease shall begin on the Commencement Date and shall end on the End Date of the original lease agreements.

8. Landlord's obligation to repair: Landlord shall keep the foundation, the roof, the floor and exterior walls (excluding the interior surface of exterior walls and all windows, doors and glass) of the Leased Premises structurally sound and the Landlord's expense in doing same shall be included within the Common Expenses, unless same is damaged by Tenant and in such event the Tenant shall repair same at Tenant's expense. The Landlord may elect to maintain the air conditioning systems in the Leased Premises, and if it so elects, the cost of all such maintenance (including replacement if necessary) shall be part of the Common Expenses. If the Landlord does not elect to maintain the air conditioning systems, the maintenance thereof shall be the responsibility of the Tenant and the Tenant shall bear all expenses related thereto. Landlord shall not be required to commence any repair until a reasonable item after written Notice from the Tenant that such repair is necessary, and thereafter shall have a reasonable time to complete such repair, which shall in no event be less than the time period provided by Florida Statutes 83.201. Landlord has no liability to Tenant for damage or destruction to any real or personal property as a result of Landlord's failure to repair, or as a result of the repair operations. The Landlord has no other repair or maintenance obligations, but at its sole option may elect to perform other repairs or maintenance, and all of the Landlord's expenses and costs in doing same shall be included within the Common Expenses.

9. Interruption of Services: The Landlord makes no representations or warranties as to the continuance or non-interruption of service to the Property, including but not limited to elevator (if one is present on the Property as of the Commencement Date), lighting, water, electricity, sewerage, cleaning and maintenance. The Landlord will take such steps as it deems reasonable to provide such services from 8:00 am to 5:00 pm on normal business days (not holidays or weekends), so long as Tenant is not in default under this Lease, but Landlord has no liability whatsoever in the event that any of the services is not provided to the Property, including but not limited to a failure as a result of repairs, renewals, improvements, changes of service, alterations, strikes, lockouts, labor controversies, inability to obtain fuel or power, accidents, breakdowns, catastrophes, national or local emergencies, forces of nature, acts of God and other conditions beyond the reasonable control of Landlord. The Tenant is not entitled to any abatement of Basic Annual Rent or Additional Rent for any interruption of, or failure to provide, services to the Property. The Common Expenses shall include the cost of providing all such services to the Property.

10. Sales or Lease Tax: Tenant shall pay Landlord any sales, use, excise and lease taxes and all other similar charges or payments required as a result of the existence of this Lease or as a result of the payments being made to Landlord hereunder, which has been imposed or levied by any governmental entity having jurisdiction over the Property, this Lease, or the payments made pursuant to this Lease. All such tax payments are due simultaneously with the amount from which the tax arises or is based, and all such tax payments are Additional Rent.

11. Utilities: Tenant agrees to make all deposits and pay promptly when due all charges for separately metered utilities supplied to the Leased Premises. Tenant shall also promptly pay all charges for maintaining any such service, including any charges for repairing mechanical systems and for installing, repairing and setting meters.

12. Failure to Deliver Possession: Tenant recognizes that factors beyond the reasonable control of Landlord may prevent Landlord from delivering the Leased Premises to the Tenant on the Commencement Date, and Tenant is willing to accept that risk. In the event that the Landlord fails to deliver possession of the Leased Premises to the Tenant on the Commencement Date the Landlord shall have no liability whatsoever to Tenant for such failure or any direct or consequential damages arising therefrom, and this Lease shall remain in full force and effect, however, there shall be no Basic Annual Rent or Additional Rent due hereunder until the Landlord is able to deliver possession to the Tenant. In the vent of a delay in delivery of possession to the Tenant, the Commencement Date shall be the date upon which possession is actually delivered to the Tenant, and such date shall be confirmed as otherwise set forth in this Lease.

13. Environmental Matters:

      a. No Environmental Violations: Tenant shall not at any time (i) cause, permit or suffer to occur any Environmental Violation in, on, under or above the Property or (ii) permit any person or entity occupying or using the Property or any part thereof under or through Tenant to cause, permit or suffer to occur any Environmental Violation. Tenant is responsible for cleaning up and remedying any Environmental Violation on the Leased Premises.

      b. Tenant's Obligations/Financial Assurances: If an Environmental Violation occurs or is found to exist, the Tenant is responsible for remedying the Environmental Violation and its clean up, including but not limited to all costs and expenses incident or related thereto. If in Landlord's reasonable judgment, the cost of remediation and clean up is likely to exceed $5,000.00 Tenant shall provide to Landlord, within ten (10) days after Landlord's request therefor, adequate financial assurances that Tenant will effect such remediation in accordance with the applicable Environmental Laws. Such financial assurances shall be a bond or letter of credit reasonable satisfactory to Landlord in form and substance and in an amount equal to or greater than Landlord's reasonable estimate of the anticipated cost of remedy and clean up.

      c. Compliance with All Laws: The Tenant is responsible for compliance with all Environmental Laws and is responsible for remedying any Environmental Violation and clean up. If Tenant fails to comply with all Environmental Laws or fails to remedy any Environmental Violation or fails to clean up, then Landlord shall have the right (but no obligation) to take any and all actions as Landlord shall deem necessary or advisable in order to cure such Environmental Violation and comply with all Environmental Laws, and all expenses and costs incurred by Landlord in so doing shall be Additional Rent.

      d. Notice to Landlord: Tenant shall notify Landlord immediately after becoming aware of any Environmental Violation (or alleged Environmental Violation) or noncompliance with any of the covenants contained in this part of the Lease entitled "Environmental Matters".

      e. Survival: The obligations of Tenant under this part of the Lease entitled "Environmental Matters" shall survive the end of the term of this Lease.

14. Assignment/Subletting: This Lease may not be assigned by Tenant, and no part of the Leased Premises may be subleased by Tenant, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord may condition the grant of such consent upon the Tenant's payment of all attorney's fees and costs incurred by the Landlord thereby, upon delivery of such information as the Landlord reasonably requests in relation thereto, and upon receipt of a guarantee and indemnification acceptable to Landlord. If there is an assignment or subleasing without the express written consent of Landlord, Landlord may collect Basic Annual Rent and Additional Rent from the assignee, subtenant or occupant and apply the net amount collected to the amounts due under this Lease; but such collection shall not be deemed a waiver of Landlord's right to forbid the assignment or sublease and it shall not be deemed to be the acceptance by Landlord of the assignee, subtenant or occupant as a Tenant hereunder, or as a release of performance of the obligations of Tenant. Each time that the Tenant submits a request for the consent of the Landlord to permit the Tenant to assign or sublease, the Landlord has the option during the 90 day period following such request to end the term of this Lease as of a date stated by Landlord, and Landlord has no liability to the Tenant if the Landlord enters into a lease or other agreement with the proposed subtenant or assignee prior to, upon, or after such declaration by the Landlord.

15. Tenant's obligation to repair: Except for those items which under the terms of this Lease the Landlord is obligated to repair, the Tenant shall at all times during the term of this Lease maintain the Leased Premises in good repair and appearance and in safe operating condition, so that the entire Leased Premises is always in substantially the same condition as upon the Commencement Date of this Lease, reasonable wear excepted. The Tenant shall perform all repairs and maintenance required of it without necessity of Notice from the Landlord, however, the Tenant shall also complete all repairs and maintenance which the Landlord demands within 10 business days of such demand. Notwithstanding anything to the contrary set forth in this Lease, the Tenant shall repair all damage to any part of the Property and all damage to any real or personal property owned by the Landlord, which is caused by the act or omission of the Tenant, or the officers, directors, employees, invitees or agents of the Tenant. Tenant shall provide written Notice to Landlord of all repairs made by Tenant. In the event that the Landlord does not elect to maintain the air conditioning system(s) in the Leased Premises, the Tenant shall at all times maintain an air conditioning service agreement in form and substance acceptable to Landlord with a company acceptable to Landlord for the repair and maintenance of all components of the air conditioning systems in the Leased Premises, and shall provide proof of same to Landlord annually or as often as Landlord may otherwise request. It is the Tenant's responsibility to perform all routine maintenance on the air conditioning systems, including filter replacements, throughout the term of this Lease.

16. Tenant's obligation to maintain insurance: Tenant shall maintain all insurance required under this Lease and shall provide documentation and proof of such insurance as the Landlord may require. Each insurance policy required under this Lease must: be upon terms and conditions reasonably acceptable to the Landlord; be issued only by a company reasonably acceptable to Landlord; be cancelable only upon at least 30 days prior written notice to the Landlord; and name the Landlord and the Landlord's officers, directors, employees, invitees and agents as additional insured. The following insurance is required during the entire term of this Lease:

      a. Public Liability: General public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Property, in an amount not less than $3,000,000.00 for bodily injury or death to any one person, and not less than $2,000,000.00 for any one event, and not less than $1,000,000.00 for property damage, and such other amounts as are commercially reasonable but in no event less than the amounts required pursuant to any mortgage on the Leased Premises.

      b. Worker's Compensation: Worker's Compensation insurance covering all persons employed in connection with any work done by or on behalf of the Tenant for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Property.

      c. Casualty: Insurance against loss or damage to any part of the Leased Premises, except those portions which the Landlord is required to maintain, by any cause including but not limited to fire, lightning, windstorms, hail, explosion, riot, civil commotion, damage from aircraft, smoke and other risks from time to time included under standard extended and additional extended coverage policies, including vandalism and malicious mischief, sprinkler, plate glass and flood insurance, in amounts not less than the actual replacement value of all insurable improvements on the Leased Premises. Such policies shall contain replacement cost endorsements.

      d. Other: none.

17. Increased Hazards: Tenant shall not do or omit to do, suffer to be done, or keep, or suffer to be kept, anything in, upon or about the Property which will be in violation of the Landlord's policies insuring against loss or damage by fire or other hazards, including but not limited to public liability, or which will prevent Landlord from procuring such policies from companies acceptable to Landlord, or which cause the rate of fire or other insurance on the Property or other property of Landlord to be increased beyond the minimum rate from time to time applicable thereto.

18. Liens:

      a. No Liens: Tenant shall not permit any mechanic's or other statutory or common law lien (collectively referred to as "Lien") to be filed against the Property or against Tenant's leasehold interest in the Leased Premises by reason of work, labor, services or materials supplied or claimed to have been supplied to Tenant or anyone holding the Leased Premises through or under Tenant. If any such Lien shall be filed against the Property, Tenant shall, within ten (10) days after notice of the filing thereof, cause it to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise.

      b. Interests of Landlord are not subject to Liens: Pursuant to Florida Statutes 713.10, the interests of the Landlord in the Property shall not be subject to liens for improvements made by the Tenant. The Tenant shall notify any contractor making any improvements of this provision.

      c. Liens on Property of Tenant: Within 30 days of bringing an item of personal property onto the Leased Premises, the Tenant shall provide the Landlord with written Notice if such property was subject to a lien prior to bringing it onto the Leased Premises.

19. Non-liability of Landlord:

      a. Present Landlord Only: In the event of any sale or transfer of the Leased Premises by the Landlord, including any transfer by operation of law, the Landlord and in case of any subsequent transfers of conveyances the then transferor or grantor, shall be automatically freed and relieved from and after the date of such transfer or conveyance from the Provisions Of This Lease arising, due, or to be performed, after the date of such transfer or conveyance.

      b. Successors and Assigns: It is the intent of the parties that the Provisions of This Lease shall be binding on Landlord, and its successors and assigns, only during and in respect of their respective successive periods of ownership of the Property.

      c. Limitations on Liability: Notwithstanding any other statements in this Lease, neither Landlord nor any of its officers, directors, agents, trustees, or employees shall in any manner, or to any extent, be liable to Tenant or any other person or entity:

            i. For any loss, damage or injury to person or property caused by stoppage, failure, malfunction or other defect of or in utilities, or any other aspect or facility of the Property, including but not limited to leakage, overflow or backing up of or from the roof or plumbing, heating, air conditioning, gas lines, water mains, sewers or other drainage facilities.

            ii. For loss, damage, or injury to any person or property resulting from accidents, explosions, leaks or other causes attributable to Tenant's use of the Property or arising in or about the Property.

            iii. For loss, damage, or injury to any person or property occasioned by or through the acts or omissions of persons or entities other than the Landlord, and the Landlord shall be liable for such loss, damage, or injury to person or property only if it results from the gross negligence of the Landlord.

            iv. For loss, damage, or injury to any person or property as a result of the forces of nature.

            v. For damage, theft, or destruction of or to the fixtures and personal property of Tenant or others in and about the Property, regardless of the cause of such damage. All property kept or stored on the Property is so kept or stored at the risk of Tenant.

20. Limitation on recovery against Landlord: If Landlord shall fail to perform according to the Provisions Of This Lease and Tenant shall recover a money judgment against Landlord thereby, the judgment shall be satisfied only out of the proceeds of sale received upon execution of the judgment and levied against the interest of Landlord in the Property, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's interest in the Property, and Landlord shall not be liable for any deficiency. No other property or assets of the Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies herein, or for the Tenant's collection of any debt, claim, judgment or other judicial process requiring the payment of money by the Landlord to the Tenant.

21. Landlord's right to Assign, etc.: The Landlord has the unlimited right to assign , mortgage, convey, hypothecate, transfer, and sell its right, title and interest in this Lease and in the Property. The term "Landlord" shall refer only to the person or entity holding the rights of the Landlord under this Lease at any given time, and shall not necessarily refer to the actual person or entity named in the Specific Lease Provisions.

22. Indemnification: Tenant shall pay, protect, indemnify, save and hold harmless Landlord from and against any and all liabilities, losses, damages (including punitive damages), penalties, costs, causes of action, suits, claims, demands, or judgments of any nature whatsoever, arising from: the violation of any law, statute, rule, regulation, or ordinance by the Tenant or the Tenant's officers, directors, agents or employees; any matter pertaining to the use, non-use, occupancy, operation, condition, design, construction, maintenance, repair or restoration of the Property or property adjoining the Property; any casualty, injury, death, or damage in any manner arising from or related to the Property or the Tenant's use thereof, whether or not Landlord has or should have knowledge or notice of any defect or condition causing or contributing to said casualty, injury, death or damage; any violation of the Americans With Disabilities Act, Title III of the ADA 42 USC ss.12181, et. seq., and all regulations issued thereupon; and any violation by Tenant of any of the Provisions Of This Lease or any contract or agreement to which Tenant is a party. In case of any action or proceeding against Landlord, Tenant shall upon Notice from Landlord resist or defend such action or proceeding by counsel reasonably satisfactory to Landlord, and Landlord will cooperate and assist in the defense of such action or proceeding if reasonably requested so to do by Tenant. The obligations of Tenant under this part of the Lease entitled "Indemnification" shall survive the end of the term of this Lease.

23. Subordination: This Lease and all rights of Tenant are, and shall be, subject and subordinate to any and all mortgages which are presently, or may hereafter, be placed on the Property by the Landlord, and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant covenants and agrees that this Lease shall not be a lien against the Property with respect to any mortgage that is presently or may hereafter be placed on the Property. Tenant agrees to execute within 5 days of demand therefor any instruments, without cost, which may be deemed necessary or desirable by Landlord, to further effect the subordination of this Lease to any such mortgage or mortgages. Upon request by the holder of any mortgage, the Tenant shall execute and record such documents as may be required to subordinate any mortgage to this Lease.

24. Right of Landlord to perform for Tenant: The landlord shall have the right, but not the duty, to discharge any of the Tenants' obligations under the Provisions Of This Lease which the Tenant fails or refuses to timely discharge and the cost thereof shall be Additional Rent. This remedy is in addition to such other remedies Landlord has under this Lease.

25. Right of Entry: Landlord has the right but not the obligation to enter into and upon the Property, and to conduct any tests deemed necessary by the Landlord, during normal business hours, for the purpose of examining the Property or making repairs or alterations therein as may be necessary for the safety and preservation of the Property, or to determine whether Tenant is in compliance with the Provisions Of This Lease. The Tenant shall provide the Landlord any information regarding the use of the Property (including but not limited to all information regarding Environmental Violations and Hazardous Substances) reasonably requested by Landlord. The Landlord has the right but not the obligation to enter the Leased Premises at any time in the event of an emergency. No entry by the Landlord shall be deemed to be a constructive or actual eviction and there shall be no abatement of Basic Annual Rent or Additional Rent by reason of any such entry or work in the Property by the Landlord.

26. Surrender of Leased Premises: At the end of the term of this Lease, Tenant shall leave the Leased Premises in as clean and as good condition as at the Commencement Date, reasonable wear and tear excepted, and shall remove all of Tenant's personal property therefrom. If Tenant leaves any property in or about the Leased Premises, Landlord may without Notice to Tenant either (a) dispose of it and charge Tenant the cost of disposal; or (b) keep such property as abandoned property without any liability whatsoever to the Tenant. The Tenant hereby waives all rights which may be provided under Florida Statutes for the treatment of abandoned property.

27. Signs: Tenant shall not display any sign, picture, advertisement, awning, merchandise or notice on any part of the Property except as shall conform to rules and regulations specified by Landlord, which shall not be unreasonable. If Tenant shall fail to comply with the provisions of this paragraph, Landlord has the right, in addition to all other remedies granted to Landlord herein, to cause the immediate removal of such thing at the cost of Tenant, which cost shall be Additional Rent.

28. Continuous Operation of Business: Tenant shall throughout the term hereof maintain the operation of its business at the Leased premises.

29. Compliance with all laws, etc.: Tenant shall comply with, and shall at its expense cause the Leased Premises to comply with, the provisions of all recorded covenants, conditions and restrictions in any way touching or affecting the Property; all building, zoning, fire and other governmental laws, statutes, ordinances, and regulations, including but not limited to the Environmental Laws; all of Landlord's rules and regulations (including any amendments thereto after the date of this Lease) applicable to the Property; and all requirements of the carriers of insurance covering any portion of the Property. Tenant has examined the Property and the Landlord's Work, if the Landlord has agreed to do any, and has determined that all parts of the Property comply with all applicable statutes, laws, ordinances, regulations, rules and orders of every kind and nature now in effect relating to or affecting any part of the Property, and has not relied upon the representations, if any, of the Landlord in making such determination. In the event that any present or future laws, regulations, statutes or ordinances require any modifications whatsoever to the Leased Premises, the Tenant shall make such modifications at its own expense and only with the approval of the Landlord.

30. Compliance with ADA: The Tenant has examined the Property and the Landlord's Work if the Landlord has agreed to do any, is familiar with the requirements of Title III of ADA, 42 USC ss.12181 et. seq, the regulations pertaining to it, including those found at 28 CFR Part 36, and the ADA Title III Technical Assistance Manual issued by the United States Department of Justice (collectively the "ADA"), and hereby warrants and represents to the Landlord that the Property both at the time of the execution of this Lease and after the Landlord's Work, if any, and the Tenant's use of the Property, is in compliance with ADA. Any alterations or additions to any part of the Leased Premises required as a result of the ADA, or required as a result of the Tenant's use of the Leased Premises because of the ADA, shall be made only with the approval of the Landlord and at the sole cost and expense of the Tenant. The Tenant is responsible for all costs associated with compliance with the ADA, including but not limited to the costs of any changes to the Leased Premises or otherwise required as a result of the ADA.

31. Changes by Landlord: Nothing herein shall be construed to be a guaranty of continuance of light or air over or into the Property or any property adjoining the Property, or a guaranty to preserve any view from any part of the Property; or a guaranty that access to and from the Property will remain as it is at the Commencement Date, or a guaranty that the Property will be in any given condition at any time during the term of this Lease. The Landlord reserves the absolute right to change any part of the Building or surrounding areas in any manner deemed acceptable to Landlord. The Landlord has the option, upon a single payment or credit to the Tenant of twice the amount of the then current Monthly Installment of Basic Annual Rent, to relocate the Tenant to any other space in the Building which is of comparable size to that of the Leased Premises. In the event the Landlord exercises the foregoing option, the Tenant shall surrender, upon the date stated in the Notice to the Tenant of the Landlord's exercise of this option, the Leased Premises in the condition otherwise required at the end of the term of this Lease; and thereafter the Leased Premises shall refer to the space to which the Tenant is relocated. If the space to which the Leased Premises is relocated is larger than the original Leased Premises, there shall be no increase in the numerator of the fraction used in the calculation of the Tenant's Proportionate Share.

32. Damage to the Property: If the Property is damaged by fire or other casualty, this Lease shall remain in effect if the Landlord determines that it is in its best interests to restore the Property, and in such event the Landlord shall substantially restore the Property to its condition immediately preceding the damage, unless the damage was caused by the Tenant, or the officers, directors, employees, agents or invitees of the Tenant, and in such event the Tenant at its expense shall immediately restore the Property to its condition immediately preceding the damage. The Basic Annual Rent shall be abated for so much of the Leased Premises as may be untenantable during the period of repair and restoration, unless the damage was caused by the act or omission of the Tenant and then there shall be no abatement. The Landlord has the option to end the term of this Lease at a date stated in written Notice to the Tenant if in the reasonable judgment of the Landlord the Property cannot be restored with the available insurance proceeds, or if in the reasonable judgment of the Landlord it is not financially beneficial to the Landlord to restore the Property. Landlord's only obligation to repair or restore hereunder shall be limited to a basic building and the replacement of any interior work which may have originally been installed at Landlord's cost. The obligations of the Tenant to restore and repair the Property as set forth in this part of the Lease entitled "Damage to the Property" shall survive the end of the term of this Lease.

33. Condemnation and Eminent Domain:

      a. Taking: If in the reasonable opinion of the Landlord a portion of the Property, materially affecting Tenant's use thereof, shall be acquired or condemned by right of eminent domain or otherwise for any public or quasi-public use or purpose (herein collectively "Condemnation"), then Landlord, at its election, may end the term of this Lease by giving Notice of same to Tenant of its election.

      b. Damages: Landlord reserves to itself, and Tenant irrevocably assigns to Landlord, all rights to damages accruing on account of any Condemnation for which damages are payable. Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for trade fixtures installed by Tenant at its own cost and expense and which are not part of the realty.

34. Defaults: The following are defaults under this Lease:

      a. Failure to Pay: If Tenant fails to timely pay any amount due under the Provisions Of This Lease;

      b. Failure to Perform: If Tenant shall fail to timely perform any of the Tenant's obligations under the Provisions Of This Lease;

      c. Failure to Adhere to Prohibition: If Tenant fails to abide by any of the prohibitions re restrictions in the Provisions Of This Lease;

      d. Execution, etc: If any person or entity shall levy, upon, take, or attempt to take the Tenant's leasehold interest or any part thereof upon execution, attachment or other process of law or if Tenant shall make a general assignment for the benefit of its creditors or if a proceeding is filed against Tenant seeking any such relief;

      e. Desertion: If the Leased Premises shall be deserted, vacated, abandoned, or business operations shall not be conducted therein for a period of 10 or more consecutive business days, or for more than 30 days during any calendar year;

      f. Succession: If this Lease or any interest therein shall be operation of law devolve upon or pass to any person or entity other than Tenant;

      g. Trustee: If a trustee, receiver or liquidator shall be appointed for Tenant or a substantial part of its property; or

      h. Encumbrance: If Tenant shall mortgage, assign or otherwise encumber its leasehold interest without the written consent of Landlord.

35. Landlord's Remedies in Case of Default: All of the rights and remedies of the Landlord set forth in this part of the Lease entitled "Landlord's Remedies in Case of Default" shall survive the end of the term of this Lease. If the Tenant defaults, the Landlord may end the term of this Lease and Tenant will thereupon forthwith surrender the Leased Premises to the Landlord. In addition to the right to end the term of this Lease, the Landlord is also entitled to one or more of the following remedies and rights upon default by the Tenant:

      a. All Rights and Remedies Available: The Landlord may pursue all rights and remedies afforded under the Law of the State of Texas;

      b. Take Possession: The Landlord may immediately, or at any time thereafter, re-enter and resume possession of the Leased Premises and remove all persons and property therefrom either by summary dispossession proceedings or by a suitable action or proceeding, or by force or otherwise, without being liable for any damages therefor. No re-entry by the Landlord shall be deemed an acceptance of surrender of this Lease;

      c. Relet: The Landlord may relet the whole or any part of the Leased Premises for a period equal to, or greater, or less than the remainder of the term of this Lease, at such rental and upon such terms and concessions as the Landlord shall deem reasonable, to any person which it may deem suitable and satisfactory and for any use and purpose which it may deem appropriate. In no event shall the Landlord be liable in any respect for failure to relet the Leased Premises, or in the event of such reletting, for failure to collect the rent thereunder. Any sums or other consideration received by the Landlord on a reletting in excess of the Basic Annual Rent and Additional Rent provided for in this Lease shall belong to the Landlord;

      d. Recovery: If the term of this Lease is ended as a result of default by the Tenant, whether or not the Leased Premises shall be relet, Tenant shall pay to the Landlord upon demand the following amounts:

            i. Expenses: All expenses, including reasonable attorney's fees, incurred by the Landlord in recovering possession of the Leased Premises;

            ii. Care of Leased Premises: All reasonable costs for the care of the Leased Premises while vacant;

            iii. Reletting: All expenses incurred by the Landlord in connection with the reletting or attempted reletting of the Leased Premises or any part thereof, including broker's commissions, advertising expenses, and the cost of repairing renovation or remodeling the Leased Premises;

            iv. Rent: All Basic Annual Rent and Additional Rent, and other charges required to be paid by the Tenant under this Lease, less the rent, if any, collected by the Landlord on reletting the Leased Premises which amount shall be due and payable by the Tenant to the Landlord on the dates on which Basic Annual Rent and Additional Rent and other charges would have become due and payable had the term of this Lease not been ended.

      e. Separate suits: Separate actions may be instituted by the Landlord against the Tenant from time to time for the recovery of damages then accrued, and the Landlord need not wait until the end of the term of this Lease to file such action(s). Neither the institution of suit nor the entering of judgment therein shall bar the Landlord from bringing a subsequent suit. Forbearance on the part of the Landlord in the institution of any suit or entry of judgment shall in no way serve as a defense against nor prejudice a subsequent action by Landlord. The Tenant hereby waives any rights it may have to claim a merger of such subsequent action in any previous suit or in the judgment entered therein. Claims for Basic Annual Rent and Additional Rent may be regarded by the Landlord, if it so elects, as separate claims capable of being assigned.

      f. Landlord's Option: The Landlord, at its election, which shall be exercised by the service of a written Notice on the Tenant at any time, may collect from the Tenant and the Tenant shall pay in lieu of the sums otherwise becoming due under the Provisions Of This Lease after the service of such Notice, an amount equal to the total of the Basic Annual Rent and Additional Rent due under this Lease to the End Date, using the then current amount of the Common Expenses, assuming that the CPI will increase at the rate of 3% per year, and discounting to present value at a rate of 6%. The Tenant shall be obligated to pay the foregoing amount, together with the other costs and expenses incurred by the Landlord as a result of the default by the Tenant.

36. Additional Remedy of Landlord: Notwithstanding and other provision of this Lease, if Tenant shall fail to timely make any payment due under the Provisions Of This Lease, or if Tenant shall otherwise fail to timely perform under the Provisions Of This Lease, then without demand, and without ending the term of this Lease, Landlord may institute an action or actions against the Tenant from time to time to recover any of the aforesaid sums, or to compel performance, which prior to the final judgment in any such action, suit or proceeding shall then have become due or payable. Neither the institution of such actions nor entering of judgment therein shall end the term of this Lease, nor shall it bar the Landlord from bringing subsequent actions. The Tenant hereby expressly waives any right to claim a merger of such subsequent actions in any previous action or in judgments entered therein.

37. Landlord's right to injunctive and other relief: In the event of a breach or threatened breach by Tenant of any of the Provisions Of This Lease, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceeding and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of Leased Premises, by reason of default by Tenant under this Lease, or otherwise.

38. Late payment charge: If the Tenant shall fail to timely pay the Basic Annual Rent or Additional Rent, the Tenant shall owe to the Landlord and shall pay upon demand the sum of $250 ("late payment charge") or the maximum lawful charge for each payment which was due and not timely paid. The late payment charge is not a penalty, but is the agreed upon liquidation sum that represents the cost to the Landlord as a result of the late payment. The Landlord's demand for, and acceptance of, the late payment charge shall not constitute a waiver of the Landlord's other rights and remedies as provided in this Lease.

39. Interest on unpaid amounts: All amounts due under this Lease which are not timely paid shall bear interest at the maximum lawful rate, or eighteen percent per annum, whichever is less, from the time when the amount became due until the amount is paid.

40. Cure Period:

      a. Monetary defaults: There is a 3 day grace period for the making of any payment. There is no further right to cure, and there is no additional grace period, for the failure to timely make payments. Notwithstanding the existence of the grace period, the Tenant is still obligated to pay the late payment charge provided for in this Lease.

      b. Non-monetary defaults: If Tenant default son any of the Provisions Of This Lease, except for the obligation to make any payments of money to the Landlord, the Tenant shall cure such default within 5 days from the date on which Landlord gives Tenant Notice of default, or, if such default cannot be reasonable cured within such 5 day period, the Tenant shall promptly proceed in good faith to cure such default and shall continuously and diligently work toward the cure of the default, and shall complete the cure within a reasonable time.

41. Miscellaneous:

      a. Rules and Regulations: Tenant shall comply with the Rules and Regulations issued from time to time by the Landlord regarding the Property. The failure to comply with such Rules and Regulations constitutes a default under this Lease. A copy of the present Rules and Regulations has been received by the Tenant. The Landlord has the absolute right to change the Rules and Regulations as often as then Landlord deems necessary without Notice to the Tenant and the Tenant shall abide by the changed Rules and Regulations at all times.

      b. All defaults are material and significant: Tenant is bound to perform according to the Provisions Of This Lease, and the failure to do so shall in each instance constitute a material breach of this Lease by Tenant.

      c. Non-Waiver: The failure of Landlord to insist upon a strict performance by Tenant of any of Tenant's obligations under the Provisions Of This Lease, or the Landlord's failure to exercise and option herein contained, is not a waiver or relinquishment for the future of any such option or obligation. The receipt by Landlord of Basic Annual Rent or Additional Rent, with the knowledge of Tenant's default, shall not be deemed a waiver of such default. No waiver by the Landlord of any Provisions Of This Lease shall have been made unless expressed in writing and signed by the Landlord.

      d. Attorney's Fees: The prevailing party in any litigation arising out of or related to this Lease is entitled to the recovery of its reasonable attorney's fees and costs incurred in such litigation, including but not limited to any expert witness fees. Litigation shall include trial and any appeals. Tenant shall pay as Additional Rent any attorney's fees incurred by Landlord as a result of any default by Tenant., whether or not suit be brought.

      e. Severability: The Provisions Of This Lease are severable. If any part of this Lease is adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other part of this Lease, and the remainder of this Lease shall remain in full force and effect.

      f. Entire Agreement: The entire agreement of the parties with respect to the subject matter hereof is set forth in this Lease. Neither party is relying upon any oral agreements, warranties or representations not set forth specifically in this Lease. This Lease may be cancelled or amended only be agreement in writing signed by all parties which signed this Lease.

      g. Captions: The captions contained in this Lease are included for convenience only and shall not limit or affect the construction or interpretation of this Lease.

      h. Recording: The Landlord has the right to record a short form of this Lease and the Tenant agrees to execute a short form setting forth such provisions hereof as the Landlord deems necessary within 5 days of request therefor by Landlord. The Tenant shall not under any circumstances record any portion of this Lease.

      i. Brokers: Tenant represents and warrants to the Landlord that no broker or agent negotiated or was instrumental in negotiation or consummation of this Lease. Tenant agrees to indemnify Landlord against any other loss, expense, cost or liability incurred by as a result of a claim by any other broker or finder claiming through Tenant, and this indemnification shall survive the end of the term of this Lease.

      j. Corporate Authority: The persons signing this Lease each hereby represent and warrant that (i) the execution, delivery are performance of Provisions Of This Lease have been duly and effectively authorized by the officers, directors and shareholders of the Tenant, if Tenant is a corporation and (ii) the Provisions Of This Lease are binding between Landlord and Tenant upon the execution of this Lease.

      k. Estoppel Certificate: Within ten days after request therefor by Landlord, Tenant shall deliver, in recordable form, a certificate to any proposed mortgagee or purchaser, or to Landlord, together with a true and correct copy of this Lease, certifying such facts as shall be reasonably requested. Tenant's failure to timely deliver the above-described certificate shall constitute Tenant's agreement that all matters set forth in such certificate are true as stated therein.

      l. Accord and Satisfaction: No receipt and retention by Landlord of any payment tendered by Tenant in connection with this Lease will give rise to or support or constitute on accord and satisfaction, notwithstanding any accompanying statement, instruction or other assertion to the contrary (whether by notation on a check or in a transmittal letter or otherwise), unless Landlord expressly agrees to an accord and satisfaction in a separate writing duly executed by the Landlord.

      m. Successors: This Lease is binding on Landlord and Tenant and upon their respective permitted successors or assigns.

      n. Law: This Lease shall be construed and enforced only in accordance with the laws of the State of Texas. Venue for any litigation hereunder shall be in the county in which Property is located.

      o. Radon Gas Notification: In accordance with the requirements of Texas Statutes, the following notice is hereby given: RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Texas. Additional information regarding radon and radon testing may be obtained from your county public health unit.

SUB LESSOR:                                  LESSEE

--------------------------------------       -----------------------------------
INTERNATIONAL TACTICAL TRAINING CENTER       AEROGROUP INCORPORATED


By:                                          By:
   -----------------------------------          --------------------------------
   Authorized Agent                             Authorized Agent

THE STATE OF TEXAS

                                            KNOW ALL, PERSONS BY THESE PRESENTS:

COUNTY OF GRAYSON

                             GROUND LEASE AGREEMENT
                                 BY AND BETWEEN
                             GRAYSON COUNTY AIRPORT
                                       AND
                     INTERNATIONAL TACTICAL TRAINING CENTER

This Lease is entered into the 5 day of May, 2006, (the "Effective Date") between GRAYSON COUNTY, a "body politic existing under the Constitution and laws of the STATE OF TEXAS, (the "Lessor", acting by and through the GRAYSON COUNTY AIRPORT BOARD, (the "Board") pursuant to a Resolution dated August 16, 1999 of the Commissioners Court of Grayson County, the governing body of said County and the true and lawful owner of THE GRAYSON COUNTY AIRPORT, (the "Airport"), acting by and through the Grayson County Airport Director, ( the "Director") and International Tactical Training Center, hereinafter referred to as "Lessee", who covenant and agree as follows:

WHEREAS, Lessor and Lessee are committed to the proper operation, improvement, and continued development of the Airport; and

WHEREAS, Lessor deems it advantageous to itself and to the operation of the Airport to lease to Lessee that certain land as stated herein.

NOW THEREFORE, in accordance with the terms, considerations and privileges listed herein, Lessor and Lessee covenaut add agree as follows:

SECTION 1. LEASED PREMISES:

Land - Lessor does hereby lease to Lessee approximately 36,598 sq. ft of land located on the Airport more particularly described on Exhibit "A" as Leased Premises together with all improvements located thereon, and as identified on the "Airport Layout Plan" which is attached hereto as Exhibit B and B1 and incorporated herein, all hereinafter referred to as the "Leased Premises", Lessee hereby leases _____ Leased Premises from Lessor subject to the terms, covenants and conditions stated below, and shall have the right and privilege to erect, construct, and maintain (as provided herein) the following improvements on the Leased Premises as described in Exhibit "C" which is attached hereto and incorporated herein by reference.

Lessee has inspected the Leased Premises and accepts it in its present (as-is) condition unless expressly noted otherwise in this Lease. Neither Lessor nor any agent has made any express or implied warranties as to the condition of the Leased Premises. Lessee must satisfy itself that the Leased Premises is physically suitable to be used as Lessee intends by independently investigating all such matters related to the use of the Leased Premises. Lessee agrees that it is not relying on any warranty or representation made by Lessor, Lessor's agent or any broker concerning the suitability of the Leased Premises for the Lessee's use, except that such Premises may be used as an aircraft hangar, offices, and for any other uses permitted in this Lease.

                     International Tactical Training Center
                             Fuel Farm Ground Lease
                                   May 5, 2006

Lessor shall deliver possession of the Leased Premises to Lessee as of the Effective Date hereof.

Lessee shall be responsible for maintenance and insurance of the Leased Premises upon delivery of possession to Lessee.

SECTION 2. TERM:

This Lease shall be for forty (40) years, (the "Term") from the Effective Date hereof.

SECTION 3. CONSIDERATION:

1. Lease Payments - Subject to adjustment as herein below provided, Lessee agrees to pay to Lessor, without offset or deduction, payment for the Leased Premises, rent ("Rent") at the initial rate of $640.47 per month in advance and all other sums due under the terms of this Lease, (the "Lease Payment"). Rent shall begin upon the Effective Date hereof (the "Commencement Date. The first Rent payment shall be due and on or before the first day of the month following the Commencement Date and shall include the Rent for the month in which the Commencement Date falls pro-rated for such month plus the entire month's Rent payment for the following full month. Successive monthly payments shall be due and payable on the first day of each month thereafter during the Term hereof.

2. Rent Adjustments - Commencing in January following the first full calendar year of the Lease Commencement Date and on every January of even numbered years thereafter the monthly Rent due shall be adjusted as follows:

      A. A comparison shall be made between the Consumer Price Index (CPI - All Items for the Dallas, Texas Metropolitan Area) (hereinafter referred to as the "Price Index") as it existed on the Commencement Date and as it exists on the first day of October preceding the then applicable adjustment date).

      B. The monthly Rent for cash year period beginning with and following each January of even numbered years thereafter shall be either increased or decreased, as the case may be, by the percentage of increase or decrease in the Price Index between the Commencement Date and October 1 of the current year, but in no event shall such monthly Rent ever be decreased below the initial monthly Rent set forth in this Lease.

      C. In the event that the Price Index is unavailable for whatever reason for the computations set forth hereinabove another index approximating the Price Index as closely as feasible shall be substituted therefore.

3. Payment Method - All Lease Payments shall be paid as the same become due, without demand, in United States Dollars made payable to the Airport, by mail at 4700 Airport Drive, Denison, Texas 75020, or by hand-delivery to the Administration Office in the Terminal Building.

4. Late Payments - In the event Lessor fails to receive any Lease Payment within 10 days after the date same is due, a Late Payment penalty equal to 10% of such payment shall be charged to Lessee. In the event Lessee shall remain delinquent for more than 30 days after receiving WRITTEN NOTICE, Lessee's right of occupancy and/or this Lease may be terminated by Lessor as further defined in Section 10-Termination.

                     International Tactical Training Center
                             Fuel Farm Ground Lease
                                   May 5, 2006

SECTION 4. CONSTRUCTION OF IMPROVEMENTS:

1. Construction -Lessee agrees to construct all buildings, ramps and facilities (as more fully described in Exhibit "C"- the "Improvements"), which will be constructed by Lessee at its expense. Construction must commence within one hundred twenty (120) days after the Effective Date this Lease and must be substantially completed within sixty (60) days after commencement of construction. The Improvements on the Leased Premises shall remain Lessee's property until expiration or termination of this. Upon expiration or termination of this Lease, such Improvements shall become the property of Lessor and Lessee shall have no further rights therein and may not remove any parts thereof. Execution of this Lease constitutes the Lessor's written approval for the construction of the buildings, ramps and facilities described in the aforesaid Exhibit "C."

2. Prior to construction of improvements other than those described in the aforesaid Exhibit "C" the Lessee shall obtain Lessor's written approval of the plans and specifications for such construction, which approval Lessor shall not unreasonably withhold. The preliminary submission by Lessee shall employ essentials of aesthetics, convenience, function and design, and shall be compatible in such respect with those of the Airport, Upon approval of such preliminary plans. Lessee shall prepare complete plans and specifications for the proposed construction. A construction application and final plans and specifications, when rendered, shall be submitted to Lessor for approval, which approval shall not be unreasonably withheld, Lessee shall include in all construction contracts entered into by it, in connection with any or all of the construction work, a provision requiring all contractors to indemnify, hold harmless, defend and insure Lessor, its Officers, Agents, and Employees, against the risk of death, injury, or damage to persons or property, direct or consequential, arising out of or in connection with the performance of any or all of such construction work performed by such contractor. Lessee shall require all contractors to furnish liability insurance in the amount of $1,000,000,00. In the alternative, Lessee itself may provide the indemnity and liability insurance otherwise required of contractors. Lessor agrees to provide approval or disapproval within thirty (30) days of receipt of each written request.

3. All plans and specifications referred to above and all constructor, renovation, remodeling or refurbishing to or upon the Leased Premises shall meet all current Standard Fire and Building Codes published by the Southern Building Code Congress and the National Electrical Code, and shall provide for the construction to be from material satisfactory and acceptable to Lessor. During the progress of all work, Lessor's duly authorized representative may enter upon the Leased Premises and make such inspections as may be reasonably necessary for the purpose of satisfying Lessor that the work or construction meets such requirements and standards. Lessee shall pay all reasonable fees of Lessor's representative.

4. Lessee further covenants that all construction work to be performed by it or its contractors, including all workmanship or materials shall be performed in accordance with the plans and specifications approved by Lessor. Lessee agrees that it shall deliver to Lessor "as built" blue prints of all improvements constructed by it and shall, during the term of this Lease keep such blue prints, if any, current, showing thereon any changes or modifications which may be made in or to all Improvements.

5. Lessee will complete a FAA Form 7460-1, "Notice of Proposed Construction or Alteration" and receive a favorable determination from the FAA prior to any construction on the Airport.

                     International Tactical Training Center
                             Fuel Farm Ground Lease
                                   May 5, 2006

6. Lessee shall throughout the term of this Lease, at its own cost and without expense to Lessor, be responsible for all maintenance and repair of the Leased Premises. By way of illustration but not limitation, such maintenance and repairs shall include foundation, roof, exterior walls, interior/exterior paint, floor coverings, wall coverings, fixtures, doors, door locks and glass. Lessee shall also be responsible for payment of utility service charges for all utility service provided to the Leased Premises. Lessee shall be responsible for maintaining all mechanical systems including heating, ventilation and air conditioning systems.

SECTION 5. TAXES and FEES:

Lessee shall be liable for all taxes and fees owed on or by its personal business or its self. Under no circumstances shall Lessor be liable for or be required to pay any tax or fee owed by Lessee.

SECTION 6. CONDITIONS OF USE OF THE LEASED PREMISES:

1. Condition of Leased Premises; Compliance with Law - Lessee agrees that it will at all times keep the Leased Premises, including the inside and the outside of any building clean and free of trash, litter, tall grass, weeds, junked automobiles, and scrap parts. Lessee shall abide by all applicable laws and rules of the Environmental Protection Agency, the Texas Commission on Environmental Quality, the Texas Department of Agriculture and any other public agency concerning its use, storage and disposal of hazardous chemicals, fuel and/or oil, Lessee further agrees to abide by the manufacture's directions in regards to its use, storage and disposal of all pesticides, herbicides and other chemicals including their containers used at the Airport.

2. Clean-up by Lessor; Charge against Lessee - Should Lessee fail to keep the Leased Premises clean and free of hazards, Lessor may, after 30 days written notice, arrange for the clean up of the littered or hazardous area. Such clean up shall be charged to Lessee and be a Lease Payment due under the terms of this Lease.

3. Compliance with Laws, Rules and Regulations - Lessee will comply with all laws, rules and regulations now existing or hereafter established by the United States of America, the State of Texas, the County of Grayson, and their respective agencies, including the Federal Aviation Agency, the Texas Department of Transportation Aviation Division (TxDOT Aviation), and the Board. Lessee acknowledges receipt of a copy of the current Rules & Regulations and Minimum Standards of the Airport. The Rules & Regulations and Minimum Standards are incorporated by reference as if written verbatim herein, and Lessee agrees to comply fully at all times with the Rules & Regulations and Minimum Standards. Lessor shall have the right to amend, modify and alter the Rules & Regulations and the Minimum Standards from time to time in a reasonable manner for the purpose of assuring the safety, welfare and convenience of Lessor, Lessee and all other Lessees and customers of the Airport.

4. Requirements of U.S.A. - It is expressly understood and agreed that this Lease is subject to and subordinate to and controlled by provisions, stipulations, covenants and agreements contained in those certain contracts, agreements, resolutions and actions of Lessor constituting agreements between Lessor and the United States of America and its agents, including, but not limited to, the Federal Aviation Administration (FAA) and the Texas Department of Transportation Aviation Division (TxDOT Aviation) and all regulations now and hereafter imposed upon Lessor and that Lessor shall not be liable to Lessee on account of any of the foregoing matters and all of such

                     International Tactical Training Center
                             Fuel Farm Ground Lease
                                   May 5, 2006
      contracts, agreements, resolutions, and regulations are incorporated herein by reference, and if any provision of this Lease is determined to be at variance with same, the Lessor and the Lessee agree to reasonably cooperate to modify this Lease, or if appropriate, to terminate this Lease with mutual consent of both parties.

5. FAA Requirements - Lessor and Lessee recognize and agree this Lease shall be subject to: such regulations and approvals as required by the FAA and TxDOT Aviation and in particular those FAA regulations which provide that the property subject to this Lease shall be used for Airport purposes and in such a manner so as not to materially and adversely affect the development and improvement, operation or maintenance of the Airport; and to the requirements of national emergency. Lessee agrees to cooperate and assist Lessor in complying with such regulations and conditions of approval. All runways and Airport facilities shall be open to the general traveling public for the landing and operation of aircraft therefrom without hindrance or interference on the part of Lessee.

6. National Emergencies - This Lease is subject to the right of temporary reentry and use of certain portions of the Airport by the Armed Forces of the United States Government during wartime involving the United States and in other national emergencies. In the event of any such re-entry, Lessee shall be entitled to receive the entire amount of any award made for such re-entry to the extent that it applies to the Leased Premises, whether such award is paid by way of damages, rent or otherwise, unless such period of re-entry shall extend beyond the expiration date of the Term of this Lease, in which case such award, after payment to Lessor therefrom of the estimated cost of restoration of the Leased Premises to the extent that any such award is intended to compensate for damage to the Leased Premises, shall be apportioned by Lessor and Lessee as of such date of expiration in the same ratio that the part of the entire period for which such compensation is made falling before the date of expiration and that part falling after, bear to such entire period.

SECTION 7. PERMITTED USE:

1. Lessee will use the Leased Premises primarily for aviation purposes, which may include but will not necessarily be limited to receiving, storage and dispensing of aviation fuel in accordance with all requirements of the Grayson Couty Airport Public Aircraft Fuels Dispensing Permit issued to International Tactical Training Center, and in any lawful manner necessary or incidental to the conduct thereof. Any aviation activity Lessee wishes to perform that is not authorized herein may be _________________________

2. Lessee will not make or permit any use of the Leased Premises, which would interfere with landing or taking-off of aircraft at the Airport, or otherwise constitute an Airport hazard or impair the future development of the Airport. This includes such items as electrical or electronic equipment, creation of smoke or dust or glaring or misleading lights.

3. Lessor hereby grants, assigns and conveys to Lessee reasonable non-exclusive, non-discriminatory use as defined by the FAA, of the runways, landing and taxiing ways, and common use portions of the Airport and related facilities (collectively referred to as "Common Areas") at all times, subject however, to the right of others entitled to use thereof. In the event that reasonable availability of the Airport for us by Lessee is discontinued for any cause or reason, Lessor shall use its best efforts to restore such availability at the earliest possible date.

                     International Tactical Training Center
                             Fuel Farm Ground Lease
                                   May 5, 2006

4. Lessor reserves for the use and benefit of the public, a right of flight for the passage of aircraft in the airspace over the Leased Premises and for such noise as may be inherent in the operation of aircraft in said airspace, and for landing on, taking off from or operating on the Airport.

SECTION 8. RESTRICTED USE:

1. Subject to the requirements/provisions of Section 4, Lessee agrees not to make any additions or modifications to the Leased Premises unless agreed upon by both parties in writing. In the event of such consent, all improvements or modifications shall be made at the expense of Lessee and, at the expiration of this Lease and any extensions to this Lease, shall become the property of Lessor and Lessee shall have no further rights therein and may not remove any part thereof.

2. Lessee agrees that the usage of the Leased Premises plus any associated aprorn shall be limited to the parking of its personal/company/customer owned aircraft. All automobiles, buses, trucks or other transportation modes must be parked in approved automobile parking areas and/or inside any hangar, unless Lessor agrees in writing to allow parking or storage in another area. Non-aviation related vehicles may be parked under roof of any building or hangar for no more than one week without written permission from Lessor.

3. Lessee agrees not to fuel or defuel any aircraft packed insidc any hangar. Lessee agrees to have a sufficient number of fire extinguishers of acceptable size as determined, by the local fire marshal inside any hangar/office. Such fire extinguisher(s) shall be readily accessible in the event of a fire. The local fire marshal or his designated representative reserves the right to periodically inspect such fire extinguishers and the facility for fire safety compliance.

4. Lessee agrees that it will not operate any nonaviation related business or activity on the Leased Premises without the express written consent of Lessor in advance. Any such nonaviation-related business or activity must be so established by a separate contract.

5. Lessee agrees Lessor and Lessor's authorized representatives shall have the right, during normal business hours, to enter the Leased Premises: (a) to inspect the general condition and state of repair thereof; (b) to make repairs permitted under this Lease; (c) to show the Leased Premises to any prospective lessee or purchaser; or (d) for any other reasonable and lawful purpose.

6. Lessee agrees that during the final one hundred eighty (180) days of the Term hereof, Lesser and Lesser's authorized representatives shall have the right to erect and maintain on or about the Leased Premises customary signs advertising the Leased Premises for lease or for sale.

SECTION 9. ASSIGNMENT, SUBLETTING AND MORTGAGING OF LEASED PREMISES:

1. Other than a transfer of ownership as a result of death, operation of law, or court decree, Lessee may not charge more than 51% of its ownership, assign this Lease in its entirety or any rights of Lessee hereunder (except to a leasehold mortgagee as herein below provided) without the prior written consent of Lessor and as provided herein, (which consent shall not be unreasonably withheld), provided however, the Lessee may sub-lease or sub-rent office, hangar, and/or tie-down spaces as part of its business. Any assignment or subletting shall be subject to all the terms and provisions of this Lease, including the provisions of Section 7 pertaining to the use of the Leased Premises. Other

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      than as set out above in this paragraph, Lessee shall not transfer ownership, assign Lessee's rights hereunder or sublet the Leased Premises without first obtaining a written agreement from each such new owner assignee or sublessee whereby each such owner, assignee or sub-lessee agrees to be bound by the terms and provisions of this Lease. No such assignment or subletting shall constitute a novation. In the event of the occurrence of an event of default while the Leased Premises are assigned or sublet, Lessor, in addition to any other remedies provided herein or by law, may at Lessor's option, collect directly from such assignee or sub-Lessee all rents becoming due under such assignment or subletting and apply such rent against any sums due to Lessor hereunder. No direct collection by Lessor from any such assignee or sub-Lessee shall release Lessee from the payment or performance of Lessee's obligations hereunder. Lessor shall respond to Lessee's request for change of ownership, assignment, sublease, or transfer within 30 days after receipt of a written request outlining all terms and conditions of such transaction. If the Lessor does not respond to Lessee's request within such 30-day period, then Lessor's consent will be conclusively presumed to be given.

2. Lessee shall have the right to mortgage the leasehold estate of Lessee created hereby in order to secure a mortgage loan for the purpose of obtaining funds for the construction of the Improvements described in
      Section 4 or for other construction upon the Leased Premises approved from time to time by Lessor in writing. In the event that Lessee pursuant to mortgages or deeds of trust, mortgages the leasehold estate of Lessee created hereby, the leasehold mortgagee shall in no event become personally liable to perform the obligations of Lessee under this Lease unless and until said mortgagee becomes the owner of the leasehold estate pursuant to foreclosure, transfer in lieu of foreclosure, or otherwise, and thereafter said leasehold mortgagee shall remain liable for such obligations only so long as such mortgagee remains the owner of the leasehold estate. Notwithstanding the foregoing, it is specifically understood and agreed that no such mortgaging by Lessee and/or any actions taken pursuant to the terms of such mortgage shall ever relieve Lessee of Lessee's obligation to pay the Lease Payments due hereunder and otherwise fully perform the terms and conditions of this Lease.

3. All mortgages or deeds of trust whereby Lessee mortgages the leasehold estate of Lessee created hereby shall contain provisions: (a) requiring the leasehold mortgagee to give Lessor fifteen (15) days written notice prior to accelerating the debt of Lessee secured by such mortgagee and/or initiating foreclosure proceedings under said mortgages or deeds of trust; and (b) allowing Lessor during such fifteen (15) day notice period to cure Lessee's default and prevent said acceleration and/or foreclosure proceedings, and thereafter at Lessor's option to assume Lessee's position under said mortgages or deeds of trust.

4. Lessor agrees, if and so long as the leasehold estate of Lessee is encumbered by a leasehold mortgage and written notice to such effect has been given to Lessor, to give the holder of such leasehold mortgagee at such address or addresses as may be specified in such written notice to Lessor for the giving of notices to the leasehold mortgagee, or as otherwise may be specified by the leasehold mortgagee to Lessor in writing, written notice of any default hereunder by Lessee, simultaneously with the giving of such notice to Lessee, and the holder of any such leasehold mortgage shall have the right, for a period of fifteen (15) days after its receipt of such notice or within any longer period of time specified in such notice, to take such action or to make payment as may be necessary or appropriate to cure any such default so specified, it being the intention of the parties hereto that Lessor shall not exercise Lessor's right to terminate this Lease without first giving any such leasehold mortgagee the notice provided for herein and affording any such leasehold mortgagee the right to cure such default us provided for herein.

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SECITON 10. TERMINATION:

1. Termination for Cause - Lessee' s right of occupancy and/or this Lease Agreement may be terminated by Lessor upon the occurrence of an event of default by Lessee as set forth in Section 17 - Default by Lessee,

2. Termination by Mutual Consent - This Lease may be terminated by mutual agreement and consent of both parties in writing and subject to such terms and conditions as the parties may agree. Such termination by mutual agreement shall cause both Lessor and Lessee to be free of any and all requirements of this Lease, except as contained in Section 11 hereunder and as otherwise agreed between the parties.

3. Requirements at Termination - At the termination of this Lease Agreement, either by normal expiration, premature termination, or mutual agreement. Lessee shall peaceably vacate the Leased Premises. Should Lessee be in default of any monies owed to Lessor, Lessor may take possession of any personal property owned by Lessee upon the Leased Premises and hold such until the monetary default is settled. In such case, if Lessee cannot or will not settle any claims against him owed to Lessor, Lessor may, upon thirty (30) days written notice to Lessee, liquidate any personal property seized. Lessee shall be liable for any and all expenses incurred by Lessor in such action.

4. Notices Required Before Termination - Upon the occurrence of an event of default as set forth in Section 17, Lessor shall provide Lessee notice and an opportunity to cure the default. The following are agreed by the parties to be reasonable notices: (a) for such things as Lessee should do or discontinue doing which create a danger to or hinder aviation activities, the default shall be cured by Lessee immediately upon notice;
      (b) For the failure to pay Rent or other Lease Payments, 30 days written notice to cure is required before termination. (This provision does not waive nor in any way affect Lessor's right to assess late fees.); and (c) For any other event of default as outlined in Section 17, the required notice and opportunity to cure shall be 30 days.

5. Lessor's Rights at Termination - In the event that Lessee fails to remedy or correct the default within the applicable period of time after written notice, Lessor shall have the right to: (a) Terminate this Lease and re-enter the Leased Premises and remove all persons and any and all personal property therefrom and Lessee hereby agrees to surrender the premises to Lessor, without waiving Lessor's right to Rent or Lease Payments then due pursuant to the terms of the Lease. (In such event, Lessor may re-let the Leased Premises to other prospective tenants for the remainder for the Lease Term, and Lessee shall be liable for any loss to Lessor incurred in such re-letting for the Lease Term, including Lease Payments, Rent, attorneys fees, costs of suit, and any other reasonable expenses); and/or (b) Remedy the default and add the expenses incurred in remedying such default to the Rent due by Lessee pursuant to the terms of this Lease.

SECTION 11. CONDEMNATION:

1. If during the Term hereof, any part of the Leased Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, or are sold to a condemning authority under threat of condemnation, and after such taking by or sale to said condemning authority the remainder of the Leased Premises is not susceptible to efficient and economic occupation and operation by Lessee, this Lease shall automatically terminate as of the date that said condemning authority takes possession of the Leased Premises, and Lessor shall refund to Lessee any prepaid but unaccrued Rent less any other Lease Payment then owing by Lessee to Lessor.

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2.    If after such taking by or sale to said condemning authority the remainder of the Leased Premises is susceptible to efficient and economic occupation and operation by Lessee, this Lease shall not terminate but the Rent due hereunder shall be adjusted so that Lessee shall be required to pay for the remainder of the Term hereof the sum obtained by multiplying each monthly Rent installment due hereunder, as adjusted from time to time pursuant to Section 3 (2) by a fraction, the numerator of which shall be the number of square feet remaining in the Leased Premises after the taking by or sale to said condemning authority and denominator of which shall be the square footage originally contained in the Leased Premises. The Rent adjustment called for herein shall not commence until said condemning authority actually takes possession of the condemned portion of the Leased Premises.

3. If this Lease is not terminated pursuant to paragraph 1 of this Section, Lessee shall promptly restore the Improvements on the Leased Premises, and the condemnation proceeds to which Lessor and Lessee are entitled shall be awarded and paid first to cover the costs and expenses for restoring the remaining portion of the Leased Premises to a condition susceptible to efficient and economic occupation and operation by Lessee, and any remaining proceeds to which Lessor and Lessee are entitled shall be awarded and paid to Lessor and Lessee, as their interest may appear. If this Lease is terminated pursuant to Section 1, condemnation proceeds to which Lessor and Lessee are entitled shall be awarded and paid to Lessor and Lessee as their interests may appear.

SECTION 12. INSURANCE: Lessee shall during the Term hereof maintain at Lessee's sole cost and expense insurance relating to the Leased Premises as follows:

1. Insurance against loss or damage to improvements by fire, lightning, and other risks from time to time included under standard extended coverage policies, and sprinkler (if appropriate), vandalism and malicious mischief, all in amount equal to of the full replacement value of the Improvements. The term "full replacement value" as used herein means actual replacement value at the time of such loss. Upon request, such replacement value shall be determined by a qualified appraiser, a copy of whose findings shall be submitted to Lessor, and, thereafter, proper adjustment in the limits of insurance coverage shall be effected. The cost of any such appraisal/replacement value determination shall be borne by Lessee.

2. General public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Leased Premises such insurance to afford protection to Lessor of not less than: $100,000.00 with respect to any one occurrence, $1,000,000.00 in the aggregate; and $200,000.00 with respect to property damage.

3. Worker's compensation insurance covering all persons employed by Lessee in connection with any work done on or about the Leased Premises with respect to which claims for death or bodily injury could be asserted against Lessor or the Leased Premises, or in lieu of such workmen's compensation Insurance, a program of self-insurance complying with the rules, regulations and requirements of the appropriate state agency of the State of Texas.

4. Environment and such other insurance in such amounts and against such insurable hazards as is commonly obtained in the case of property and uses similar to those covered in this Lease.

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5.    Hangar keeper's liability insurance providing for coverage in the following limits: $200,000.00 per aircraft and $400,000.00 per occurrence on property damage to aircraft in the care, custody or control of Lessee if Lessee does not own all the aircraft stored in its hangar. Paragraph 6 does not apply to lessee who operates T-Hangars as a commercial operation.

6. All such policies of insurance shall: (a) be issued by insurance companies acceptable to Lessor; (b) name Lessor as an additional insured or loss payee, as the case may be; and (c) provide for at least ten (10) days written notice to Lessor prior to cancellation or modification. Lessee shall provide Lessor with duplicate originals of all insurance policies required by this Section. Certificates of such required insurance shall be furnished by Lessee to Lessor and Certificates presently then in effect shall be on file at all times. Any changes in those certificates must have the prior written approval of Lessor.

7. Lessor and Lessee each waives any claim it might have against the other for any injury to or death of any person or persons or damages to or theft, destruction, loss, or loss of use of any property (a "Loss"), to extent the same is insured against or is required hereunder to be insured against under any insurance policy that covers the Leased Premises, Lessor's or Lessee's fixtures, equipment, personal property, leasehold improvements, or business, regardless of whether the negligence of the other party caused such Loss. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

SECTION 13. CASUALTY DAMAGE OR DESTRUCTION:

1. Notice. If any Improvements situated on the Leased Premises should be damaged or destroyed by fire, tornado or other casualty, Lessee shall immediately give written notice thereof to Lessor.

2. Partial Damage. If any Improvements situated on the Leased Premises are damaged by fire, tornado, or other casualty but not to such an extent that rebuilding or repairs cannot reasonably be completed within one hundred twenty (120) days from the date Lessor receives written notification by Lessee of the happening of the damage, this Lease shall not terminate, but Lessee shall, at its sole cost, proceed forthwith and use reasonable diligence to rebuild or repair such Improvements on the Leased Premises to substantially the condition in which they existed prior to such damage; provided, however, if the casualty occurs during the final eighteen (18) months of the Lease Term, Lessee shall not be required to rebuild or repair such damage, this Lease shall terminate at the option of Lessee and the Rent shall be abated for the unexpired portion of this Lease, effective from the date of actual receipt by Lessor of the written notification of the damage and proceeds of insurance shall be allocated between Lessor and Lessee as their interests may appear. If the Improvements are to be rebuilt or repaired and are untenantable or unsuitable for the conduct of ths Lessee's business in whole or in part following such damage, the monthly installments of Rent payable hereunder during the period in which they are so untenantable or unsuitable for the conduct of the Lessee's business the monthly installments of Rent shall be adjusted equitably. The Lessee's responsibility or obligation to pay the cost to repair such improvements of the Leased Premises as set out in this paragraph shall be limited to insurance proceeds received by Lessee paid as a result of such damage.

3. Substantial or Total Destruction. If any Improvements situated on the Leased Premises are substantially or totally destroyed by fire, tornado, or other casualty, or so damaged that rebuilding or repairs cannot reasonably be completed within one hundred twenty (120) days from the date Lessor receives written notification by Lessee of the happening of the damage, this Lease shall terminate at the option of either Lessor or Lessee and monthly, installments of Rent shall be abated for the unexpired portion of this Lease, effective from the date of receipt by Lessor or Lessee of such written

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      notification and proceeds of insurance shall be allocated between Lessor and Lessee as their interests may appear. If this Lease is not terminated, the building and the Improvements shall be rebuilt or repaired and monthly installments of Rent abated to the extent provided in the preceding paragraph.

SECTION 14. HOLD HARMLESS:

1. Lessor shall not be liable to Lessee or Lessee's employees, agents, servants, customers, invitees, or to any other person whomsoever, for any injury to persons or damages to property on or about the Leased Premises or any adjacent area owned by Lessor caused by Lessee, Lessee's employees, servants, customers, invitees, licensees and/or the conduct of Lessee's business thereon, or arising out of any breach or default by Lessee in the performance of Lessee's obligations hereunder; and Lessee hereby agrees to indemnify Lessor and hold Lessor harmless from any loss, expense or claim arising out of such damage or injury.

2. Lessee agrees to save and hold harmless Lessor and its agents, servants, and employees of and from any and all liabilities, expenses, causes of action, damages and/or Attorney's fees resulting from or as a result of any of Lessee's businesses, operation, occupancy, or use of the Airport or from any act or omission of Lessee's agents, servants, or employees.

SECTION 15. MAINTENANCE OF LANDING AREA:

Lessee understands and agrees that Lessor has the obligation to maintain the Airport to at least the minimum standards as recommended by the FAA and/or TxDOT Aviation, subject to such rights, obligations, and undertakings to which it is obligated under the various agreements, covenants, and assurances with the FAA and any other federal or state agency and subject to any applicable federal and state statutes and regulations which are applicable. The Lessor has the right to direct and control all activities as reasonably necessary at the Airport. Lessee also understands that Lessor is not obligated by this Lease to continue operating the Airport as an airport and may close the Airport at any time and at its own discretion, provided that it complies with all covenants and agreements it has entered into with FAA and TxDOT Aviation. Such closure shall immediately void this Lease and no damages or monies or other compensation will be owed to Lessee by Lessor and ownership of the structures put in place by Lessee will revert to Lessee unless the FAA and or TxDOT requires that the Lessee receive more favorable compensation. Lessee has the right to dispose of those structures at Lessee's discretion.

SECTION 16. ENVIRONMENTAL COMPLIANCE:

1. NO STORAGE OR DISPOSAL. LESSEE SHALL NOT INSTALL, STORE, USE, TREAT, TRANSPORT OR DISPOSE (OR PERMIT OR ACQUIESCE IN THE INSTALLATION, STORAGE, USE, TREATMENT, TRANSPORTATION, DISCHARGE OR DISPOSAL BY LESSEE, ITS AGENTS, EMPLOYEES, INDEPENDENT CONTRACTORS, OR SUBLESSEES) ON THE LEASED PREMISES, ANY: (A) ASBESTOS IN ANY FORM: (B) UREA FORMALDEHYDE FOAM
      INSULATION: (C) TRANSFORMERS OR OTHER EQUIPMENT WHICH CONTAIN DIELECTRIC FLUID CONTAINING LEVELS OF POLYCHLORINATED BIPHENYLS IN EXCESS OF 50 PARTS PER MILLION; OR (D) ANY OTHER CHEMICAL, MATERIAL, AIR POLLUTANT, TOXIC POLLUTANT, WASTE, OR SUBSTANCE WHICH IS REGULATED AS TOXIC OR HAZARDOUS OR EXPOSURE TO WHICH IS PROHIBITED, LIMITED OR REGULATED BY THE RESOURCE CONSERVATION RECOVERY ACT, THE COMPREHENSIVE AND ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT, THE HAZARDOUS MATERIALS TRANSPORTATION ACT, THE TOXIC SUBSTANCES CONTROL ACT, THE CLEAN AIR ACT, AND/OR THE CLEAN WATER ACT OR ANY OTHER FEDERAL, STATE, COUNTY, REGIONAL, LOCAL OR OTHER GOVERNMENTAL AUTHORITY OR WHICH, EVEN IF NOT SO REGULATED, MAY OR COULD POSE A HAZARD TO THE HEALTH AND SAFETY OF THE OCCUPANTS OF THE LEASED PREMISES, AND WHICH IS EITHER: (I) IN AMOUNTS IN EXCESS OF THAT PERMITTED OR DEEMED SAFE UNDER APPLICABLE LAW; OR (II) IN ANY MANNER WHICH IS PROHIBITED OR DEEMED UNSAFE UNDER APPLICABLE LAW. (THE SUBSTANCES REFERRED TO IN (A), (B), (C) OR (D) ARE COLLECTIVELY REFERRED TO HEREINAFTER AS "HAZARDOUS MATERIALS).

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2.    CLEANUP LAWS. LESSEE SHALL AT LESSEE'S OWN EXPENSE, COMPLY WITH ANY
      PRESENTLY EXISTING OR HEREAFTER ENACTED LAWS RELATING TO HAZARDOUS MATERIALS (COLLECTIVELY, "CLEANUP LAWS"); PROVIDED, HOWEVER THAT LESSEE SHALL NOT BE RESPONSIBLE FOR CORRECTING ANY VIOLATION OF THE CLEANUP LAWS UNDER THIS SECTION THAT EXISTED PRIOR TO THE COMMENCEMENT DATE. IN FURTHERANCE AND NOT IN LIMITATION OF THE FOREGOING, LESSEE SHALL, AT LESSEE'S OWN EXPENSE, MAKE ALL SUBMISSIONS TO, PROVIDE ALL INFORMATION TO, AND COMPLY WITH ALL REQUIREMENTS OF THE APPROPRIATE GOVERNMENTAL AUTHORITY (THE "AUTHORITY") UNDER THE CLEANUP LAWS. SHOULD ANY AUTHORITY REQUIRE THAT A CLEANUP PLAN BE PREPARED AND THAT A CLEANUP BE UNDERTAKEN BECAUSE OF THE EXISTENCE OF HAZARDOUS MATERIALS WHICH WERE INSTALLED, STORED, USED, TREATED, TRANSPORTED, DISPOSED OF OR DISCHARGED ON THE LEASED PREMISES, BY LESSEE, ITS AGENTS, EMPLOYEES, INDEPENDENT CONTRACTORS OR SUBLESSEES DURING THE TERM OF THIS LEASE, LESSEE SHALL AT LESSEE'S OWN EXPENSE, PREPARE AND SUBMIT THE REQUIRED PLANS AND FINANCIAL ASSURANCES AND CARRY OUT THE APPROVED PLANS IN ACCORDANCE WITH SUCH CLEANUP LAWS AND TO LESSOR'S SATISFACTION. AT NO EXPENSE TO LESSOR, LESSEE SHALL PROMPTLY PROVIDE ALL INFORMATION REQUESTED BY LESSOR FOR PREPARATION OF AFFIDAVITS OR OTHER DOCUMENTS REQUIRED BY LESSOR TO DETERMINE THE APPLICABILITY OF THE CLEANUP LAWS TO THE LEASED PREMISES, AS THE CASE MAY BE, AND SHALL SIGN THE AFFIDAVITS PROMPTLY WHEN REQUESTED TO DO SO BY LESSOR. LESSEE SHALL INDEMNIFY, DEFEND, SAVE AND HOLD LESSOR HARMLESS FROM AND AGAINST, AND REIMBURSE LESSOR FOR, ANY AND ALL OBLIGATIONS, DAMAGES, INJUNCTIONS, FINES, PENALTIES, DEMANDS, CLAIMS, COSTS, EXPENSES, ACTIONS, LIABILITIES, SUITS, PROCEEDINGS AND LOSSES OF WHATEVER NATURE (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND COURT COSTS), AND ALL CLEANUP OR REMOVAL COSTS AND ALL ACTIONS OF ANY KIND ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE INSTALLATION, STORAGE, USE, TREATMENT, TRANSPORTING, DISPOSAL OR DISCHARGE OF HAZARDOUS MATERIALS IN OR ON THE LEASED PREMISES BY LESSEE, ITS AGENTS, EMPLOYEES, INDEPENDENT CONTRACTORS OR SUBLESSEES DURING THE LEASE TERM, AND FROM ALL FINES, SUITS, PROCEDURES, CLAIMS AND ACTIONS OF ANY KIND ARISING OUT OF LESSEE'S FAILURE TO PROVIDE ALL INFORMATION, MAKE ALL SUBMISSIONS AND TAKE ALL STEPS REQUIRED BY THE AUTHORITY UNDER THE CLEANUP LAWS OR ANY OTHER ENVIRONMENTAL LAW. LESSEE'S OBLIGATIONS AND LIABILITIES UNDER THIS SECTION SHALL CONTINUE SO LONG AS LESSOR AND ANY OF LESSOR'S AFFILIATES REMAIN RESPONSIBLE FOR HAZARDOUS MATERIALS AT THE LEASED PREMISES, THAT WERE INSTALLED, STORED, USED, TREATED, TRANSPORTED, DISPOSED OF OR DISCHARGED DURING THE LEASE TERM BY LESSEE, ITS AGENTS, EMPLOYEES, INDEPENDENT CONTRACTORS OR SUBLESSEES. IN ADDITION TO AND NOT IN LIMITATION OF LESSOR'S OTHER RIGHTS AND REMEDIES, LESSEE'S FAILURE TO ABIDE BY THE TERMS OF THIS SECTION SHALL BE RESTRAINABLE BY INJUNCTION.

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3.    INDEMNIFICATION BY LESSOR. LESSOR SHALL INDEMNIFY, DEFEND, SAVE AND HOLD
      LESSEE HARMLESS FROM AND AGAINST, AND REIMBURSE LESSEE FOR, ANY AND ALL OBLIGATIONS, DAMAGES, INJUNCTIONS, FINES, PENALTIES, DEMANDS, CLAIMS, COSTS, EXPENSES, ACTIONS, LIABILITIES, SUITS, PROCEEDINGS AND LOSSES OF WHATEVER NATURE (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND COURT COSTS), AND ALL CLEANUP OR REMOVAL COSTS AND ALL ACTIONS OF ANY KIND ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE INSTALLATION, STORAGE, USE, TREATMENT, TRANSPORTING, DISPOSAL OR DISCHARGE OF HAZARDOUS MATERIALS IN OR ON THE LEASED PREMISES BY ANYONE PRIOR TO THE LEASE TERM AND BY THE LESSOR, ITS AGENTS, EMPLOYEES, INDEPENDENT CONTRACTORS OR SUBLESSORS AT ANY TIME; AND FROM ALL FINES, SUITS, PROCEDURES, CLAIMS AND ACTIONS OF ANY KIND ARISING OUT OF LESSOR'S FAILURE TO PROVIDE ALL INFORMATION, MAKE ALL SUBMISSIONS AND TAKE ALL STEPS REQUIRED BY THE AUTHORITY UNDER THE CLEANUP LAWS OR ANY OTHER ENVIRONMENTAL LAW.

4. ENVIRONMENTAL NOTICES. LESSEE SHALL PROMPTLY SUPPLY LESSOR WITH COPIES OF ANY NOTICES, CORRESPONDENCE AND SUBMISSIONS MADE BY LESSEE TO OR RECEIVED BY LESSEE FROM ANY GOVERNMENTAL AUTHORITIES OF THE UNITED STATES ENVIRONMENTAL PROTECTION AGENCY, THE UNITED STATES OCCUPATIONAL SAFETY AND HEALTH ADMINISTRATION, OR ANY OTHER LOCAL, STATE OR FEDERAL AUTHORITY THAT REQUIRES SUBMISSION OF ANY INFORMATION CONCERNING ENVIRONMENTAL MATTERS OR HAZARDOUS MATERIALS.

5. SURVIVAL. LESSEE'S AND LESSOR'S LIABILITY PURSUANT TO THE TERMS OF THIS ARTICLE SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

SECTION 17. DEFAULT BY LESSEE:

The following events shall be deemed to be events of default by Lessee under this Lease:

1. Failure of Lessee to pay any Lease Payment, Rent or any other sum payable to Lessor hereunder on the date that it is due and such failure shall continue for a period of thirty (30) days after the Lessee receives notice the said sum was not received by the Lessor.

2. Failure of Lessee to comply with any term, condition or covenant of this Lease other than the Lease Payment, Rent or other sum of money, and such failure shall not be cured within thirty (30) days after written notice thereof to Lessee, subject to the Force Majeure provisions of Section 18 hereof.

3. Insolvency, the making of a transfer in fraud of creditors, or the making of an assignment for the benefit of creditors by Lessee or any guarantor of Lessee's obligations.

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4.    Filing of a petition under any section or chapter of the United States
      Bankruptcy Code, as amended or under any similar law of statute of the United States or any State thereof by Lessee or any guarantor of Lessee's obligations, or adjudication as a bankrupt or insolvent in proceedings filed against Lessee or such guarantor.

5. Appointment of a receiver or trustee for all or substantially all of the assets of Lessee or any guarantor of Lessee's obligations.

6. Abandonment by Lessee of any substantial portion of the Leased Premises or cessation of use of the Leased premises for the purposes leased.

SECTION 18. GENERAL PROVISIONS:

1. Force Majeure - In the event performance by Lessor or the Lessee of any term, condition or covenant in this Lease is delayed or prevented by any Act of God, strike, lockout, shortage of material or labor, restriction by any governmental authority, civil riot, flood, or any other cause not within the control of Lessor or the Lessee, the period for performance of such term, condition or covenant shall be extended for a period equal to the period Lessor or Lessee is so delayed or hindered.

2. Consent not unreasonably withheld - Any provision if this Lease, which provides that the consent of either the Lessor or the Lessee is a condition precedent such consent stall not be unreasonably withheld.

3. Entire Agreement - This Lease Agreement embraces the entire agreement of the parties mentioned herein pertaining to the Leased Premises and no statement, remark, agreement, or understanding, either oral or written, net contained herein shall be recognized or enforced as it pertains to the Lease of the Leased Premises except that this Lease Agreement may be modified by written addendum agreed to and signed by all pertinent parties and attached hereto.

4. Use of Terms - For the purpose of this Lease Agreement, the singular number shall include the plural and the masculine shall include the feminine and visa-versa, whenever this Lease so admits or requires.

5. Headings and Captions - The "Section" captions and headings are inserted solely for the convenience of reference and are not part of nor intended to govern, limit or aid in the construction of any provision hereof.

6. Authority - The parties to this Lease Agreement hereby acknowledge and agree that they are the principals to this Lease and have the power, right, and authority to enter into this Lease and are not acting as an agent for the benefit of any third party; except that Lessor is acting on behalf of the County of Grayson.

7. Governing Law - This Lease Agreement shall be governed by the laws of the State of Texas and construed thereunder and venue of any action brought under this Lease Agreement shall be in Grayson County, Texas.

                     International Tactical Training Center
                             Fuel Farm Ground Lease
                                  May 5, 2006

8. Severability - If any Section, sentence or phrase entered in this Lease is held to be illegal or unenforceable by a court of competent jurisdiction, such illegality or unenforceability shall not effect the reminder of this lease and, to this end, the provisions of this Lease are declared to be severable.

9. Arbitration and Cost - Any dispute, controversy or question of interpretation arising under, out of in connection with or in relation to this Lease or any breach or default hereunder, shall be submitted to, and determined and settled by arbitration in accordance with the applicable rules of the American Arbitration Association in effect as of the date hereof. Any award rendered thereon shall be final and binding on Lessor and Lessee, and judgment may be entered thereon in any court having jurisdiction thereof.

10. Legal Fees and Expenses - In the event of any dispute or legal action relating to this Lease Agreement, the prevailing party shall be entitled to receive from the other party, reimbursement for reasonable attorney's fees, costs and expenses incurred.

IN WITNESS WHERE OF the said Lessor and Lessee have executed this instrument as of the date set forth above.

LESSEE: INTERNATIONAL TACTICAL          LESSOR: GRAYSON COUNTY, TEXAS
        TRAINING CENTER                 By Grayson County Airport Board

By


By /s/ Charles J. Searock               By /s/ Mike Shahan
   ----------------------------------      -------------------------------------
   Charles J. Searock, Jr., CEO            Mike Shahan, Airport Director


LESSEE'S ADDRESS:                       LESSOR'S ADDRESS:

International Tactical Training Center  GRAYSON COUNTY AIRPORT
4601 AIRPORT DRIVE                      4700 AIRPORT DRIVE
DENISON, TEXAS 75020                    DENISON, TEXAS 75020

STATE OF TEXAS      ss.
                    ss.
COUNTY OF GRAYSON   ss.

This instrument was acknowledged before me on the 5 day of May, 2006, by Mike Shahan, as the duly authorized Airport Director


                                        /s/ Illegible
                                        ----------------------------------------
[SEAL]         TERRY MORROW             NOTARY PUBLIC, STATE OF TEXAS
              Notary Public
              STATE OF TEXAS
         My Comm. Exp. 08-05-2007

STATE OF TEXAS   ss.
                 ss.
COUNTY OF        ss.

This instrument was acknowledged before me on the 5 day of May, 2006, by Charles
J. Searock, Jr., in the capacity as C.E.O. of International Tactical Training Center.


                                        /s/ Illegible
                                        ----------------------------------------
[SEAL]         TERRY MORROW             NOTARY PUBLIC, STATE OF TEXAS
              Notary Public
              STATE OF TEXAS
         My Comm. Exp. 08-05-2007

                     International Tactical Training Center
                             Fuel Farm Ground Lease
                                  May 5, 2006

                                  EXHIBIT "A"

Situated in the County of Grayson, State of Texas, being a part of the Northeast Quarter and a part of the Southeast Quarter of Section Twelve of the Subdivision of University Leagues 1, 11, 15 and 16, said Quarter Sections Patented in the names of J. S. Teague Abstract No. 1270 and Y. S. Hughes Abstract No. 577, respectively and further being a part of that tract of land described on Attachment "B" of Indenture, dated October 6, 1972 between The United States of America and The County of Grayson, Texas, recorded IN VOLUME 1231, PAGE 569, DEED RECORDS, GRAYSON COUNTY, TEXAS.

                     International Tactical Training Center
                             Fuel Farm Ground Lease
                                  May 5, 2006

                                   [GRAPHIC]

                                    GUARANTEE

      In order to induce The County of Grayson, Texas, acting by and through The Grayson County Airport Board ("Lessor") to execute the foregoing LEASE AGREEMENT (the "Lease") with International Tactical Training Center ("Lessee") for certain demised premises as more fully described in the Lease (the "Leased Premises") the undersigned has guaranteed and by this instrument does hereby guarantee the payment and performance of all liabilities, obligations and duties (including, but not limited to, payment of rent) imposed upon Lessee under the terms of the Lease, as if the undersigned has executed the Lease as Lessee hereunder.

      The undersigned hereby waives notice of acceptance of this Guarantee and all other notices in connection herewith or in connection with the liabilities, obligations and duties guaranteed hereby, including notice of default by Lessee under the Lease, and waives diligence, presentment and suit on tie part of Lessor in the enforcement of any liability, obligation or duty guaranteed hereby.

      The undersigned further agrees that Lessor shall not be first required to enforce against Lessee or any other person any liability, obligation or duty guaranteed hereby before seeking enforcement thereof against the undersigned. Suit may be brought and maintained against the undersigned by Lessor to enforce any liability, obligation or duty guaranteed hereby without joinder of Lessee of any other person. The liability of the undersigned shall not be affected by an indulgence, compromise, settlement or variation of terms which may be extended to Lessee by Lessor or agreed upon by Lessor and Lessee, and shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release, or limitation at the liability of Lessee of its estate in bankruptcy, or of any remedy for the enforcement thereof, resulting from the operation of any present or future provisions of the U.S. Bankruptcy Code, or any similar law or statute of the United States of any State thereof. Lessor and Lessee, without notice to or consent by the undersigned, may at any time or times enter into such extensions, amendments, assignments, subleases, or other covenants respecting the Lease as 1 hey may deem appropriate; and the undersigned shall not be released thereby, but shall continue to be fully liable for the payment and performance of all liabilities, obligations and duties of Lessee under the Lease as to extended, amended, assigned or otherwise modified.

      It is understood that other agreements similar to this guarantee may, at Lessor's sole option and discretion, by executed by other persons with respect to the Lease. This guarantee shall be cumulative of any such agreements and the liabilities and obligations of the undersigned hereunder shall in no event be affected or diminished by reason of such other agreements. Moreover, in the event Lessor obtains another signature of more than one guarantor on this page or by obtaining additional guarantee agreements, or both, the undersigned agrees that Lessor, to Lessor's sole discretion, may (i) bring suit against all guarantors of the Lease jointly and severally or against any one or more of them, (ii) compromise or settle with any one or more of the guarantors for such consideration as Lessor may deem proper, and (iii) release; one or more of the guarantors from liability. The undersigned further agrees that no such action shall impair the rights of the Lessor to enforce the Lease against any remaining guarantor or guarantors, including the undersigned.

      If the party executing this guarantee is a corporation, then the undersigned officer personally represents and warrants that the Board of Directors of such corporation, in a duly held meeting, has authorized this guarantee and has determined that this guarantee may reasonably be expected to benefit the corporation.

      The undersigned agrees that if Lessor shall employ an attorney to present, enforce or defend all of Lessor's rights of remedies hereunder, the undersigned shall pay any reasonable attorney's fees incurred by Lessor in such connection.

                       Guarantee for Aviation Ground Lease
                      Aviation Grounds Lease for Fuel Farm
                                   May 5, 2006

      This Agreement shall be binding upon the undersigned and the successors, heirs, executors administrators and assigns of the undersized, and shall inure to the benefit of Lessor and Lessee's successors, heirs, executors, administrators and assigns.

      EXECUTED, this 5th day of May 2006.


                                        /s/ Charles J. Searock,
                                        ----------------------------------------
                                        Charles J. Searock, Jr.

STATE OF TEXAS      )

COUNTY OF GRAYSON   )

This instrument was acknowledged before me on the 5 day of May 2006, by Charles
J. Searock, Jr.


                                        /s/ Illegible
                                        ----------------------------------------
[SEAL]         TERRY MORROW             Notary Public, State of Texas
              Notary Public
              STATE OF TEXAS
         My Comm. Exp. 08-05-2007

                       Guarantee for Aviation Ground Lease
                       Aviation Ground Lease for Fuel Farm
                                   May 5, 2006


                                   Page 2 of 2